--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 16, 2000

                                 WorldCom, Inc.
                           (f/k/a MCI WORLDCOM, Inc.)
             (Exact Name of Registrant as Specified in its Charter)

     Georgia                         0-11258                    58-1521612
(State or Other                 (Commission File              (IRS Employer
Jurisdiction of                      Number)              Identification Number)
Incorporation)

                            500 Clinton Center Drive
                           Clinton, Mississippi 39056
                    (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (601) 460-5600

--------------------------------------------------------------------------------

Item 5.  OTHER EVENTS

On October 5, 1999, WorldCom, Inc. ("WorldCom" or the "Company") announced that it had entered into an Agreement and Plan of Merger dated as of October 4, 1999, which was amended and restated on March 8, 2000 (the "Sprint Merger Agreement"), between WorldCom and Sprint Corporation ("Sprint"). Under the terms of the Sprint Merger Agreement, Sprint will merge with and into WorldCom (the "Sprint Merger").

Sprint is a diversified telecommunications company, providing long distance, local and wireless communications services. Sprint's business is organized in two groups: the Sprint PCS group and Sprint FON group. Sprint built and operates the United States' first nationwide all-digital, fiber-optic network and is a leader in advanced data communications services. In 1999, Sprint had $20 billion in annual revenues and served more than 20 million business and residential customers.

Under the Sprint Merger Agreement, each outstanding share of Sprint FON common stock will be exchanged for $76.00 of WorldCom common stock, par value $.01 per share ("Common Stock"), subject to a collar. In addition, each share of Sprint PCS common stock will be exchanged for one share of a new WorldCom PCS tracking stock and 0.116025 shares of Common Stock. The terms of the WorldCom PCS tracking stock will be virtually identical to the terms of Sprint's PCS common stock and will be designed to track the performance of the PCS business of the surviving company in the Sprint Merger. Holders of Sprint class A stock will receive that amount of Common Stock and WorldCom PCS tracking stock as if such class A stock had been converted into Sprint FON common stock and Sprint PCS common stock immediately before the Sprint Merger. Holders of the other classes or series of Sprint capital stock will receive one share of a class or series of the Company's capital stock with virtually identical terms, which will be established in connection with the Sprint Merger, for each share of Sprint capital stock that they own. Sprint has announced that it will redeem for cash each outstanding share of the Sprint first and second series preferred stock on May 25, 2000. The Sprint Merger will be accounted for as a purchase and will be tax-free to Sprint stockholders.

The actual number of shares of Common Stock to be exchanged for each share of Sprint FON common stock will be determined based on the average trading prices of Common Stock prior to the closing, but will not be less than 1.4100 shares (if the average trading price of Common Stock equals or exceeds $53.9007) or more than 1.8342 shares (if the average trading price of Common Stock equals or is less than $41.4350). Consummation of the Sprint Merger is subject to various conditions set forth in the Sprint Merger Agreement, including the adoption of the Sprint Merger Agreement by stockholders of Sprint, the approval of the Sprint Merger by shareholders of WorldCom, the approval of the issuance of WorldCom capital stock in the Sprint Merger by shareholders of WorldCom, certain U.S. and foreign regulatory approvals and other customary conditions. On
April 28, 2000, special meetings of the shareholders of WorldCom and Sprint were held and the merger proposals were adopted and approved. It is anticipated that the Sprint Merger will close in the second half of 2000.

INFORMATION ABOUT SPRINT

The following information related to Sprint was previously reported in Sprint's quarterly report on Form 10-Q (File No. 1-04721) for the quarterly period ended March 31, 2000 (the "Sprint Form 10-Q") and has not been updated to reflect changes since March 31, 2000. The following information has been extracted from the Sprint Form 10-Q and does not include all sections of the Sprint Form 10-Q. To the extent that any of the following information differs from the information reported in Sprint's Form 10-Q, the Sprint Form 10-Q shall control.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statement of Business Acquired.

     The financial statements of the business to be acquired, Sprint, required by this item (and related Management's Discussion and Analysis of Financial Condition and Results of Operations) are contained in the financial statements and footnotes thereto listed in the Index on Page F-1 herein and incorporated by reference herein.

     Note: the above financial information for the quarterly period ended March 31, 2000 related to Sprint was previously filed in the Sprint Form 10-Q and has not been updated to reflect changes since March 31, 2000. To the extent the above financial information differs from the financial information reported in the Sprint Form 10-Q, the Sprint Form 10-Q shall control.

                                        (2)

     The consolidated financial statements of WorldCom for the quarterly period ended March 31, 2000 are contained in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000 (File no. 0-11258) and incorporated by reference herein.

(b)  Pro Forma Financial Information.

     The pro forma financial information required by this item are contained in the financial statements and footnotes thereto listed in the Index on page F-1 and incorporated by reference herein.

(c)  Exhibits.

     See Exhibit Index

                                        (3)

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2000

                                        WorldCom, Inc.

                                        By: /s/ Scott D. Sullivan
                                            ------------------------------------
                                            Scott D. Sullivan
                                            Chief Financial Officer

                                        (4)

        INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES


SPRINT CORPORATION
     Consolidated Statements of Operations for each of the quarters ended
           March 31, 2000 and March 31, 1999.................................................................        F-2
     Consolidated Statements of Comprehensive Income (Loss) for each of the quarters
          ended March 31, 2000 and March 31, 1999............................................................        F-4
     Consolidated Balance Sheets as of March 31, 2000 and December 31, 1999..................................        F-5
     Consolidated Statements of Cash Flows for each of the quarters ended
           March 31, 2000 and March 31, 1999.................................................................        F-7
     Consolidated Statement of Shareholders' Equity for the quarter ended
           March 31, 2000....................................................................................        F-8
     Condensed Notes to Consolidated Financial Statements....................................................        F-9
     Management's Discussion and Analysis of Financial Condition and Results of Operations...................        F-12

SPRINT FON GROUP
     Combined Statements of Operations for each of the quarters ended
          March 31, 2000 and March 31, 1999..................................................................        F-19
     Combined Statements of Comprehensive Income for each of the quarters ended
          March 31, 2000 and March 31, 1999..................................................................        F-20
     Combined Balance Sheets as of March 31, 2000 and December 31, 1999......................................        F-21
     Combined Statements of Cash Flows for each of the quarters ended
          March 31, 2000 and March 31, 1999..................................................................        F-22
     Condensed Notes to Combined Financial Statements........................................................        F-23
     Management's Discussion and Analysis of Financial Condition and Results of Operations...................        F-27

SPRINT PCS GROUP
     Combined Statements of Operations for each of the quarters ended
          March 31, 2000 and March 31, 1999..................................................................        F-34
     Combined Statements of Comprehensive Loss for each of the quarters ended
          March 31, 2000 and March 31, 1999..................................................................        F-35
     Combined Balance Sheets as of March 31, 2000 and December 31, 1999......................................        F-36
     Combined Statements of Cash Flows for each of the quarters ended
          March 31, 2000 and March 31, 1999..................................................................        F-37
     Condensed Notes to Combined Financial Statements........................................................        F-38
     Management's Discussion and Analysis of Financial Condition and Results of Operations...................        F-41

WORLDCOM, INC.
     Unaudited Pro Forma Condensed Combined Financial Statements.............................................        F-45
     Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2000...............................        F-46
     Unaudited Pro Forma Condensed Combined Statement of Operations for the
           three months ended March 31, 2000.................................................................        F-47
     Unaudited Pro Forma Condensed Combined Statement of Operations for
          the year ended December 31, 1999...................................................................        F-48
     Notes to Unaudited Pro Forma Condensed Combined Financial Statements....................................        F-49



CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)                                                 Sprint Corporation
(millions)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Quarters Ended March 31,                                                                 2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Net Operating Revenues                                                            $      5,479     $       4,652
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Operating Expenses
   Costs of services and products                                                        2,839             2,519
   Selling, general and administrative                                                   1,518             1,367
   Depreciation and amortization                                                           966               856
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
   Total operating expenses                                                              5,323             4,742
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Operating Income (Loss)                                                                    156               (90)
Interest expense                                                                          (254)             (191)
Other income, net                                                                           28                33
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Loss from continuing operations before income taxes                                        (70)             (248)
Income tax benefit                                                                           5                77
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Loss from Continuing Operations                                                            (65)             (171)
Discontinued operation, net                                                                675               (28)
Extraordinary items, net                                                                    (3)              (21)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Net Income (Loss)                                                                 $        607     $        (220)
                                                                                  -- ------------- --- -------------


     See accompanying Condensed Notes to Consolidated Financial Statements
                                  (Unaudited).


CONSOLIDATED STATEMENTS OF OPERATIONS (continued)                                                     Sprint Corporation
(Unaudited)(millions, except per share data)
-------------------------------------------------------- -- ----------- --- ---------- --- --- ---------- --- -----------
Quarters Ended March 31,                                       2000           1999               2000            1999
-------------------------------------------------------- ----------------------------- --- ------------------------------
                                                               FON Common Stock                  PCS Common Stock
                                                         -----------------------------     ------------------------------
   Earnings (Loss) Applicable to Common Stock            $    1,122      $      408         $     (517)    $     (630)
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------
   Diluted Earnings (Loss) per Common Share
     Continuing operations                               $     0.50      $     0.49         $    (0.54)    $    (0.71)
     Discontinued operation                                    0.75           (0.03)               -               -
     Extraordinary items                                        -               -                  -            (0.02)
-------------------------------------------------------- -- ----------- --- ---------- --- --- ---------- --- -----------
  Total                                                  $     1.25      $     0.46         $    (0.54)    $    (0.73)
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------
  Diluted weighted average common shares                      894.7           880.9              956.3           863.4
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------
   Basic Earnings (Loss) per Common Share
     Continuing operations                               $     0.51      $     0.50         $    (0.54)    $    (0.71)
     Discontinued operation                                    0.77           (0.03)               -               -
     Extraordinary items                                        -               -                  -            (0.02)
-------------------------------------------------------- -- ----------- --- ---------- --- --- ---------- --- -----------
   Total                                                 $     1.28      $     0.47         $    (0.54)    $    (0.73)
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------
   Basic weighted average common shares                       875.6           863.2              956.3           863.4
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------
   DIVIDENDS PER COMMON SHARE
     FON common stock                                    $    0.125      $    0.125               N/A            N/A
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------


  Note: In the 2000 first quarter, Sprint effected a two-for-one stock split of its PCS common stock. In the 1999 second quarter, Sprint effected a two-for-one stock split of its FON common stock. As a result, 1999 basic and diluted earnings (loss) per common share, weighted average common shares and dividends per common share have been restated for periods prior to these splits.

N/A = Not applicable


     See accompanying Condensed Notes to Consolidated Financial Statements
                                  (Unaudited).


CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)                                           Sprint Corporation
(Unaudited)(millions)
--------------------------------------------- ----------------- ----------------- ---------------- -----------------
Quarters Ended March 31,                                                               2000              1999
--------------------------------------------- ----------------- ----------------- ---------------- -----------------
Net Income (Loss)                                                                 $       607      $       (220)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Other Comprehensive Loss
Unrealized holding losses on securities                                                    -                 (6)
Income tax benefit                                                                         -                  2
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Net unrealized holding losses on securities
   during the period                                                                       -                 (4)
Reclassification adjustment for gains
   included in net income                                                                 (32)                -
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Total other comprehensive loss                                                            (32)               (4)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Comprehensive Income (Loss)                                                       $       575      $       (224)
                                                                                  -- ------------- --- -------------



     See accompanying Condensed Notes to Consolidated Financial Statements
                                  (Unaudited).


CONSOLIDATED BALANCE SHEETS                                                                          Sprint Corporation
(millions)
-------------------------------------------------------------------------------------------------------------------------
                                                                                         March 31,       December 31,
                                                                                            2000             1999
-------------------------------------------------------------------------------------------------------------------------
                                                                                        (Unaudited)
Assets
     Current assets
       Cash and equivalents                                                            $          250    $          120
       Accounts receivable, net of allowance for doubtful accounts of
          $267 and $285                                                                         3,440             3,408
       Inventories                                                                                750               777
       Prepaid expenses                                                                           411               340
       Income tax receivable                                                                        -               411
       Investments in equity securities                                                             -               317
       Other                                                                                      137               207
-------------------------------------------------------------------------------------------------------------------------
       Total current assets                                                                     4,988             5,580
     Investments in securities                                                                    127               147
     Property, plant and equipment
       FON Group                                                                               28,365            27,687
       PCS Group                                                                                9,948             9,411
-------------------------------------------------------------------------------------------------------------------------
       Total property, plant and equipment                                                     38,313            37,098
       Accumulated depreciation                                                               (15,881)          (15,129)
-------------------------------------------------------------------------------------------------------------------------
       Net property, plant and equipment                                                       22,432            21,969
     Investments in and advances to affiliates                                                    492               452
     Intangible assets
        Goodwill                                                                                5,743             5,745
        PCS licenses                                                                            3,060             3,060
        Other                                                                                   1,553             1,453
-------------------------------------------------------------------------------------------------------------------------
        Total intangible assets                                                                10,356            10,258
        Accumulated amortization                                                                 (827)             (691)
-------------------------------------------------------------------------------------------------------------------------
        Net intangible assets                                                                   9,529             9,567
     Net assets of discontinued operation                                                           -               394
     Other                                                                                      1,146             1,141
-------------------------------------------------------------------------------------------------------------------------
    Total                                                                              $       38,714    $       39,250
                                                                                      -----------------------------------


     See accompanying Condensed Notes to Consolidated Financial Statements
                                  (Unaudited).


CONSOLIDATED BALANCE SHEETS (continued)                                                              Sprint Corporation
(millions, except per share data)
-------------------------------------------------------------------------------------------------------------------------
                                                                                          March 31,       December 31,
                                                                                            2000              1999
-------------------------------------------------------------------------------------------------------------------------
                                                                                         (Unaudited)
Liabilities and Shareholders' Equity
     Current liabilities
       Current maturities of long-term debt                                             $         609    $       1,087
       Accounts payable                                                                         1,467            1,462
       Construction obligations                                                                   951            1,039
       Accrued interconnection costs                                                              578              683
       Accrued taxes                                                                              337              410
       Advance billings                                                                           319              323
       Payroll and employee benefits                                                              429              638
       Other                                                                                    1,302            1,190
-------------------------------------------------------------------------------------------------------------------------
       Total current liabilities                                                                5,992            6,832
     Long-term debt and capital lease obligations                                              15,099           15,685
     Deferred credits and other liabilities
       Deferred income taxes and investment tax credits                                         1,737            1,511
       Postretirement and other benefit obligations                                             1,067            1,064
       Other                                                                                      596              598
-------------------------------------------------------------------------------------------------------------------------
       Total deferred credits and other liabilities                                             3,400            3,173
     Shareholders' equity
       Common stock
         Class A, par value $2.50 per share, 200.0 shares authorized, 86.2 shares issued and outstanding (each share represents the right to
            one FON share and1/2PCS share)                                                        216              216
         FON, par value $2.00 per share, 4,200.0 shares authorized, 790.4 and 788.0
            shares issued and outstanding                                                       1,581            1,576
         PCS, par value $1.00 per share, 2,350.0 shares authorized, 915.2 and 910.4
            shares issued and outstanding                                                         915              910
       PCS preferred stock, no par, 0.3 shares authorized, 0.2 shares issued and
         outstanding                                                                              247              247
       Capital in excess of par or stated value                                                 8,756            8,569
       Retained earnings                                                                        2,458            1,961
       Treasury stock, at cost                                                                      -               (2)
       Accumulated other comprehensive income                                                      49               81
       Other                                                                                        1                2
-------------------------------------------------------------------------------------------------------------------------
       Total shareholders' equity                                                              14,223           13,560
-------------------------------------------------------------------------------------------------------------------------
    Total                                                                               $      38,714    $      39,250
                                                                                      -----------------------------------



     See accompanying Condensed Notes to Consolidated Financial Statements
                                  (Unaudited).


CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)                                                   Sprint Corporation
(millions)
------------------------------------------------------------------ ----------------- ----------------- ----------------
Quarters Ended March 31,                                                                   2000             1999
------------------------------------------------------------------ ----------------- ----------------- ----------------
Operating Activities
Net income (loss)                                                                     $        607     $       (220)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Discontinued operation, net                                                              (675)              28
     Extraordinary items, net                                                                    3               21
     Equity in net losses of affiliates                                                         25                9
     Depreciation and amortization                                                             966              856
     Deferred income taxes and investment tax credits                                          298              (20)
     Changes in assets and liabilities:
         Accounts receivable, net                                                              (32)            (160)
         Inventories and other current assets                                                  371             (270)
         Accounts payable and other current liabilities                                       (594)             152
         Noncurrent assets and liabilities, net                                                 22              (49)
     Other, net                                                                                (61)              10
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Net cash provided by operating activities                                                      930              357
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Investing Activities

Capital expenditures                                                                        (1,451)          (1,318)
Investments in affiliates, net                                                                (130)             (67)
Proceeds from sale of investment in Global One                                               1,403                -
Other, net                                                                                     122              (87)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Net cash used by investing activities                                                          (56)          (1,472)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Financing Activities

Proceeds from long-term debt                                                                     -            1,703
Payments on long-term debt                                                                    (751)          (1,836)
Proceeds from common stock issued                                                               66              914
Dividends paid                                                                                (109)            (104)
Treasury stock purchased                                                                         -              (45)
Other, net                                                                                      50               26
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Net cash provided (used) by financing activities                                              (744)             658
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Increase (Decrease) in Cash and Equivalents                                                    130             (457)
Cash and Equivalents at Beginning of Period                                                    120              605
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Cash and Equivalents at End of Period                                                 $        250     $        148
                                                                                     --- ------------- -- -------------



     See accompanying Condensed Notes to Consolidated Financial Statements
                                  (Unaudited).


CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (Unaudited)                                          Sprint Corporation
(millions)
----------------------------------------------------------------------------------------------------------------------
Quarter Ended March 31, 2000
----------------------------------------------------------------------------------------------------------------------
                                                          PCS        Capital
                                                        Common      In Excess
                                    Sprint     FON        and       of Par or
                                    Common    Common   Preferred     Stated     Retained  Treasury
                                    Stock     Stock      Stock       Value     Earnings    Stock    Other    Total
----------------------------------------------------------------------------------------------------------------------
Beginning 2000 balance            $   216   $ 1,576   $  1,157    $   8,569    $  1,961   $   (2)  $  83   $ 13,560
Net income                              -         -          -            -         607        -       -        607
FON common stock dividends              -         -          -            -         (99)       -       -        (99)
Class A common stock dividends          -         -          -            -         (11)       -       -        (11)
PCS preferred stock dividends           -         -          -            -          (2)       -       -         (2)
FON Series 1 common stock issued        -         5          -           43           -        -       -         48
PCS Series 1 common stock issued        -         -          5           60           -        -       -         65
Treasury stock issued                   -         -          -            -           3        2       -          5
Tax benefit from stock options
  exercised                             -         -          -           81           -        -       -         81
Other, net                              -         -          -            3          (1)       -     (33)       (31)
----------------------------------------------------------------------------------------------------------------------
March 2000 balance                $   216   $ 1,581   $  1,162    $   8,756    $  2,458   $    -   $  50   $ 14,223
                                --------------------------------------------------------------------------------------
Shares Outstanding
------------------------------------------------------------------
Beginning 2000 balance               86.2     788.0      910.6
FON Series 1 common stock issued      -         2.4         -
PCS Series 1 common stock issued      -         -          4.8
                                   -------------------------------
March 2000 balance                   86.2     790.4      915.4
                                   -------------------------------



     See accompanying Condensed Notes to Consolidated Financial Statements
                                  (Unaudited).

CONDENSED NOTES TO CONSOLIDATED FINANCIAL
STATEMENTS (Unaudited)                                        Sprint Corporation
--------------------------------------------------------------------------------

The information in this Form 10-Q has been prepared according to Securities and Exchange Commission (SEC) rules and regulations. In our opinion, the consolidated interim financial statements reflect all adjustments, consisting only of normal recurring accruals, needed to fairly present Sprint Corporation's consolidated financial position, results of operations, cash flows and comprehensive income (loss).

Certain information and footnote disclosures normally included in consolidated financial statements prepared according to accounting principles generally accepted in the United States have been condensed or omitted. As a result, you should read these financial statements along with Sprint Corporation's 1999 Form 10-K. Operating results for the 2000 year-to-date period do not necessarily represent the results that may be expected for the year ending December 31, 2000.

--------------------------------------------------------------------------------
1.   Merger
--------------------------------------------------------------------------------

In October 1999, Sprint announced a definitive merger agreement with WorldCom, Inc. (WorldCom). Under the agreement, each share of Sprint FON stock will be exchanged for $76 of WorldCom common stock, subject to a collar. In addition, each share of Sprint PCS stock will be exchanged for one share of a new WorldCom PCS tracking stock and 0.116025 shares of WorldCom common stock. The terms of the WorldCom PCS tracking stock will be equivalent to those of Sprint's PCS common stock and will track the performance of the company's personal communication services (PCS) business. Sprint and WorldCom shareholders have approved the merger. The merger is subject to approvals from the Federal Communications Commission (FCC), the Justice Department, various state government bodies and foreign regulatory authorities. The companies anticipate that the merger will close in the second half of 2000.

--------------------------------------------------------------------------------
2.   Basis of Consolidation and Presentation
--------------------------------------------------------------------------------

The consolidated financial statements include the accounts of Sprint and its wholly owned and majority-owned subsidiaries. The PCS stock is intended to reflect the performance of Sprint's domestic wireless PCS operations. The FON stock is intended to reflect the performance of all of Sprint's other operations.

Investments in entities in which Sprint exercises significant influence, but does not control, are accounted for using the equity method (see Note 4).

The consolidated financial statements are prepared using accounting principles generally accepted in the United States. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

Certain prior-year amounts have been reclassified to conform to the current-year presentation. These reclassifications had no effect on the results of operations or shareholders' equity as previously reported.

--------------------------------------------------------------------------------
3.   Discontinued Operation
--------------------------------------------------------------------------------

In January 2000, Sprint reached a definitive agreement with France Telecom S.A.
(FT) and Deutsche Telekom AG (DT) to sell its interest in Global One. In February 2000, Sprint received $1.1 billion in cash and was repaid $276 million for advances for its entire stake in Global One.

Sprint recorded an after-tax gain related to the sale of its interest in Global One of $675 million in the first quarter of 2000. Sprint recorded after-tax losses related to its share of losses from Global One of $28 million in the first quarter of 1999.

--------------------------------------------------------------------------------
4.   Investments
--------------------------------------------------------------------------------

At the end of March 2000, investments accounted for using the equity method consisted of the FON Group's investments in EarthLink, Call-Net and other strategic investments. Combined, unaudited, summarized financial information (100% basis) of entities accounted for using the equity method was as follows:

                                    Quarters Ended
                                       March 31,
                                -----------------------
                                    2000        1999
------------------ -- --------- - --------- -- --------
                                      (millions)
Results of operations
  Net operating revenues        $     481    $     397
                                - --------- -- --------
  Operating loss                $     (60)   $     (32)
                                - --------- -- --------
  Net loss                      $    (137)   $     (35)
                                - --------- -- --------
Equity in net losses of
  affiliates                    $     (25)   $      (9)
                                - --------- -- --------

--------------------------------------------------------------------------------
5.   Income Taxes
--------------------------------------------------------------------------------

The differences that caused Sprint's effective income tax rates to vary from the 35% federal statutory rate for income taxes related to continuing operations were as follows:

                                      Quarters Ended
                                        March 31,
                                  -----------------------
                                      2000       1999
---------------------------------------------------------
                                        (millions)
Income tax benefit at the
   federal statutory rate         $   (25)   $   (87)
Effect of:
   State income taxes, net of
     federal income tax effect          2          3
   Equity in losses of foreign
     joint ventures                    10          1
   Goodwill amortization               12          7
   Other, net                          (4)        (1)
---------------------------------------------------------
Income tax benefit                $    (5)   $   (77)
                                  -----------------------
Effective income tax rate             7.1%      31.0%
                                  -----------------------

--------------------------------------------------------------------------------
6.   Long-term Debt and Capital Lease Obligations
--------------------------------------------------------------------------------

During the 2000 first quarter, Sprint's notes payable and commercial paper decreased $488 million. Sprint used a portion of the proceeds from the sale of its investment in Global One to repay the borrowings.

In the 2000 first quarter, Sprint exchanged 6.6 million common shares of SBC Communications, Inc. for certain notes payable of the FON Group. The notes had a market value of $275 million on the maturity date and $316 million at year-end 1999. The notes had an interest rate of 8.3%.

In March 2000, Sprint repaid, prior to scheduled maturities, $127 million of the PCS Group's notes payable to the FCC. These notes had an interest rate of 7.8%. This resulted in a $3 million after-tax extraordinary loss.

--------------------------------------------------------------------------------
7.   Stock Splits
--------------------------------------------------------------------------------

In December 1999, Sprint's Board of Directors authorized a two-for-one stock split of Sprint's PCS common stock in the form of a stock dividend which was distributed on February 4, 2000 to the PCS shareholders. A comparable dividend was paid on the Class A common stock owned by FT and DT. PCS Group loss per share and weighted average common shares for the prior periods have been restated to reflect the stock split.

In April 1999, Sprint's Board of Directors authorized a two-for-one stock split of Sprint's FON common stock in the form of a stock dividend which was distributed on June 4, 1999 to the FON shareholders. A comparable dividend was paid on the Class A common stock owned by FT and DT. FON Group earnings per common share, dividends per common share and weighted average common shares for the prior periods have been restated to reflect the stock split.

--------------------------------------------------------------------------------
8.   Litigation, Claims and Assessments
--------------------------------------------------------------------------------

Various suits arising in the ordinary course of business are pending against Sprint. Management cannot predict the final outcome of these actions but believes they will not be material to Sprint's consolidated financial statements.

--------------------------------------------------------------------------------
9.   Segment Information
--------------------------------------------------------------------------------

The FON Group operates in five business segments, based on services and products: the long distance division, the local division, the product distribution and directory publishing businesses, activities to develop and deploy Sprint ION(SM) -- Integrated On-Demand Network, and other ventures. See
Note 9 of Sprint FON Group Condensed Notes to Combined Financial Statements for more information about the FON Group's business segments.

The PCS Group businesses operate in a single segment.


Industry segment financial information was as follows:

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                        Sprint          Sprint        Intergroup
Quarters Ended March 31,                               FON Group       PCS Group     Eliminations     Consolidated
--------------------------------------------------------------------------------------------------------------------
                                                                              (millions)
2000

Net operating revenues                             $    4,397      $      1,177    $       (95)    $       5,479
Intergroup revenues                                        91                 4            (95)              -
Operating income (loss)                                   758              (602)            -                156

1999

Net operating revenues                             $    4,107      $        604    $       (59)    $       4,652
Intergroup revenues                                        59               -              (59)              -
Operating income (loss)                                   737              (827)            -                (90)
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
10.  Supplemental Cash Flows Information
--------------------------------------------------------------------------------

Sprint's cash paid (received) for interest and income taxes was as follows:

                                   Quarters Ended
                                     March 31,
                              -------------------------
                                  2000         1999
-------------------------------------------------------
                                     (millions)
Interest (net of capitalized
   interest)                  $     115   $      113
                              -------------------------
Income taxes                  $    (414)  $       21
                              -------------------------

Sprint's noncash activities included the following:

                                   Quarters Ended
                                     March 31,
                              -------------------------
                                  2000         1999
-------------------------------------------------------
                                     (millions)
Debt redeemed with
   investments in equity
   securities                 $     275   $       -
                              -------------------------
Tax benefit from stock
   options exercised          $      81   $      51
                              -------------------------
Common stock issued under
   employee stock benefit
   plans                      $      49   $      24

                              -------------------------
Stock received for stock
   option exercises           $      19   $      23
                              -------------------------
Capital lease obligations     $       -   $      46
                              -------------------------

--------------------------------------------------------------------------------
11.  Subsequent Events
--------------------------------------------------------------------------------

In April 2000, Sprint's Board of Directors declared dividends of 12.5 cents per share on the Sprint FON common stock and Class A common stock. Dividends will be paid June 30, 2000.

In May 2000, Sprint announced that it would purchase an additional 26 million shares of EarthLink, Inc. for $431 million. The purchase will increase Sprint's interest in EarthLink, Inc. to 26.7%.

--------------------------------------------------------------------------------
12.  Recently Issued Accounting Pronouncement
--------------------------------------------------------------------------------

In December 1999, the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101). In March 2000, the SEC issued an amendment to SAB 101 which delayed the effective date for registrants with fiscal years that begin between December 12, 1999 and March 15, 2000. The effective date for Sprint will be for the quarter ending June 30, 2000. The deferral of telecommunication service activation fees and certain related costs are specifically addressed in SAB 101 and Sprint is in the process of determining the impact of SAB 101 on its financial statements. Based on a preliminary analysis, SAB 101 is not expected to have a material impact on Sprint's consolidated financial statements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF                       Sprint Corporation
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------
General
--------------------------------------------------------------------------------

In October 1999, Sprint announced a definitive merger agreement with WorldCom, Inc. (WorldCom). Under the agreement, each share of Sprint FON stock will be exchanged for $76 of WorldCom common stock, subject to a collar. In addition, each share of Sprint PCS stock will be exchanged for one share of a new WorldCom PCS tracking stock and 0.116025 shares of WorldCom common stock. The terms of the WorldCom PCS tracking stock will be equivalent to those of Sprint's PCS common stock and will track the performance of the company's personal communication services (PCS) business. Sprint and WorldCom shareholders have approved the merger. The merger is subject to approvals from the Federal Communications Commission (FCC), the Justice Department, various state government bodies and foreign regulatory authorities. The companies anticipate that the merger will close in the second half of 2000. In January 2000, Sprint reached a definitive agreement with France Telecom S.A. (FT) and Deutsche Telekom AG (DT) to sell its interest in Global One. In February 2000, Sprint received $1.1 billion in cash and was repaid $276 million for advances for its entire stake in Global One. Sprint's equity share of the results of Global One has been reported as a discontinued operation for all periods presented. The PCS stock is intended to reflect the performance of Sprint's domestic wireless PCS operations. These operations are referred to as the PCS Group. The FON stock is intended to reflect the performance of all of Sprint's other operations. These operations are referred to as the FON Group and include the following:

     -    Core businesses

          -    Long distance division

          -    Local division

          -    Product distribution and directory publishing businesses

     - Activities to develop and deploy Sprint ION(SM), Integrated On-Demand Network

     -    Other strategic ventures.

FON and PCS shareholders are subject to the risks related to all of Sprint's businesses, assets and liabilities. Owning FON or PCS shares does not represent a direct legal interest in the assets and liabilities of the Groups. Rather, shareholders remain invested in Sprint and continue to vote as a single voting class for Board member elections and most other company matters.

FON Group or PCS Group events affecting Sprint's consolidated statements of operations and balance sheets could, in turn, affect the other Group's financial statements or stock price.

Net losses of either Group, and dividends or distributions on, or repurchases of, PCS stock or FON stock, will reduce Sprint funds legally available for dividends on both Groups' stock. Sprint does not expect to pay dividends on the PCS shares in the foreseeable future.

Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations" (MD&A) should be read along with the FON Group's MD&A and the PCS Group's MD&A.

--------------------------------------------------------------------------------
General Overview of the Sprint FON Group
--------------------------------------------------------------------------------

Core Businesses

Long Distance Division

The long distance division is the nation's third-largest long distance phone company. It operates a nationwide, all-digital long distance communications network that uses fiber-optic and electronic technology. The division mainly provides domestic and international voice, video and data communications services.

Local Division

The local division consists of regulated local phone companies serving more than
8.1 million access lines in 18 states. It provides local phone services, access by phone customers and other carriers to its local network, sales of telecommunications equipment, and long distance services within certain regional calling areas.

Product Distribution and Directory Publishing Businesses

The product distribution business provides wholesale distribution services of telecommunications products. The directory publishing business publishes and markets white and yellow page phone directories.

Sprint ION(SM)

Sprint is developing and deploying new integrated communications services, referred to as Sprint ION. Sprint ION extends Sprint's existing network capabilities to the customer and enables Sprint to provide the network infrastructure to meet customers' demands for advanced services including integrated voice, data, Internet and video. It is also expected to be the foundation for Sprint to provide new competitive local service. Beginning in 2000, the Sprint ION segment includes costs to develop high-speed data services and Sprint ION services for the Multipoint Multichannel Distribution Services broadband fixed wireless platform.

Other Ventures

The "other ventures" segment includes the cable TV service operations of the broadband fixed wireless companies acquired in the second half of 1999.

This segment also includes the FON Group's investments in EarthLink, Inc., an Internet service provider; Call-Net, a long distance provider in Canada operating under the Sprint brand name; and certain other telecommunications investments and ventures. All of the investments and ventures are accounted for on the equity basis.

--------------------------------------------------------------------------------
General Overview of the Sprint PCS Group
--------------------------------------------------------------------------------

The PCS Group includes Sprint's domestic wireless PCS operations. It operates the only 100% digital PCS wireless network in the United States with licenses to provide service nationwide using a single frequency and a single technology. At the end of March 2000, the PCS Group operated PCS systems in more than 300 metropolitan markets, including the 50 largest U.S. metropolitan areas. The PCS Group has licenses to serve more than 270 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. The service offered by the PCS Group and its affiliates now reaches more than 190 million people. The PCS Group provides nationwide service through:

     -    operating its own digital network in major U.S. metropolitan areas,

     - affiliating with other companies, mainly in and around smaller U.S. metropolitan areas,

     - roaming on other providers' analog cellular networks using dual-band/dual-mode handsets, and

     - roaming on other providers' digital PCS networks that use code division multiple access.

--------------------------------------------------------------------------------
Results of Operations
--------------------------------------------------------------------------------

Consolidated

Total net operating revenues were as follows:

                                   Quarters Ended
                                      March 31,
                               ------------------------
                                   2000        1999
-------------------------------------------------------
                                     (millions)

FON Group                      $   4,397   $   4,107
PCS Group                          1,177         604
Intergroup eliminations              (95)        (59)
-------------------------------------------------------
Net operating revenues         $   5,479   $   4,652
                               ------------------------

Income (Loss) from continuing operations was as follows:

                                   Quarters Ended
                                      March 31,
                               ------------------------
                                   2000        1999
-------------------------------------------------------
                                     (millions)

FON Group                      $     445   $     434
PCS Group                           (510)       (605)
-------------------------------------------------------
Loss from continuing
   operations                  $     (65)       (171)
                               ------------------------
Sprint FON Group

                                   Quarters Ended
                                      March 31,
                               ------------------------
                                   2000        1999
-------------------------------------------------------
                                     (millions)

Net operating revenues         $   4,397   $   4,107
Operating expenses                 3,639       3,370
-------------------------------------------------------
Operating income               $     758   $     737
                               ------------------------
Operating margin                    17.2%       17.9%
                               ------------------------
Net Operating Revenues

Net operating revenues were $4.4 billion for the 2000 first quarter, an increase of 7% from $4.1 billion for the same 1999 period. The increase mainly reflects growth in the FON Group's long distance and local divisions.

Long Distance Division

Net operating revenues increased 7% in the 2000 first quarter from the same 1999 period. This increase mainly reflects strong data services revenue growth. Calling volumes increased 17%, but were largely offset by a more competitive pricing environment.

Business and data market revenues increased 11% in the 2000 first quarter from the same 1999 period. The increase mainly reflects growth in data services.

Residential market revenues decreased 4% in the 2000 first quarter from the same 1999 period. This decrease reflects lower international and phone card revenues.

Wholesale market revenues increased 9% in the 2000 first quarter from the same 1999 period. Approximately one-third of the increase is the result of sales of capacity on Sprint's transoceanic cable in the 2000 first quarter. The remainder of the increase is primarily due to growth in private line services.

Local Division

Local division revenues increased 4% in the 2000 first quarter from the same 1999 period. This increase mainly reflects customer access line growth and increased sales of network-based services such as Caller ID and Call Waiting. Customer access lines increased 5% during the past 12 months. Sales of network-based services increased due to strong demand for bundled services which combine local service, network-based features and long distance calling.

Local service revenues grew 9% in the 2000 first quarter from the same 1999 period because of customer access line growth and strong demand for bundled services. Revenue growth also reflects increased sales of data products and revenues from maintaining customer wiring and equipment.

Network access revenues increased 7% in the 2000 first quarter from the same 1999 period reflecting a 9% increase in minutes of use, the continued implementation of local number portability charges and increased special access services. These increases were partly offset by FCC-mandated access rate reductions.

Toll service revenues decreased 23% in the 2000 first quarter from the same 1999 period, reflecting increased competition, which is expected to continue, in the intraLATA long distance market. The decrease also reflects the success of sales of bundled services which shift intraLATA customers to Sprint's long distance division. Despite the losses realized by the local division, Sprint's overall intraLATA long distance market share in the local division's territories has remained steady at approximately 65% from the 1999 first quarter to the 2000 first quarter.

Other revenues decreased 12% in the 2000 first quarter from the same 1999 period mainly due to a decrease in equipment sales.

Product Distribution & Directory Publishing Businesses

The product distribution and directory publishing businesses' revenues increased 7% in the 2000 first quarter from the same 1999 period. Nonaffiliated revenues accounted for over one-half of revenues in both periods and increased 17% in the 2000 first quarter compared with the same 1999 period, but were partly offset by a decrease in product sales to affiliates The increase in nonaffiliated revenues is mainly due to certain customers accelerating equipment purchases in the 2000 first quarter. The change in the mix of the local division's capital program to more electronics and software, which is more frequently purchased directly from manufacturers, caused the decline in affiliate sales.

Operating Expenses

The FON Group's operating expenses increased 8% in the 2000 first quarter from the same 1999 period.

Long Distance Division

Long distance division operating expenses increased 6% in the 2000 first quarter from the same 1999 period.

Interconnection costs increased 2% reflecting increased calling volumes and costs related to growth in non-minute driven revenues, partly offset by reductions in per-minute costs for both domestic and international access. The domestic rate reductions were generally due to FCC-mandated access rate reductions that took effect in July 1999. Lower international per minute costs reflect continued competition. Sprint expects government deregulation and competitive pressures to add to the trend of declining unit costs for international interconnection.

Operations expense increased 24% in the 2000 first quarter mainly due to an increase in equipment sales.

Selling, general and administrative (SG&A) expense increased 5% mainly reflecting increased marketing and promotions in the business market.

Depreciation and amortization expense decreased 1% due to an adjustment to increase the depreciable lives of certain assets, largely offset by an increased asset base.

Local Division

Local division operating expenses increased 1% in the 2000 first quarter from the same 1999 period.

Costs of services and products decreased 1% reflecting a decline in equipment sales and the success of cost control initiatives.

SG&A decreased 2% due to continued emphasis on cost control partly offset by increased customer service costs related to customer access line growth and increased marketing costs to promote core products and services.

Depreciation and amortization expense increased 7% reflecting increased capital expenditures in switching and transport technologies which have shorter asset lives.

Product Distribution & Directory Publishing Businesses

Operating expenses increased 5% in the 2000 first quarter compared to the same 1999 period reflecting increased costs of services and products related to increased equipment sales.

Sprint ION(SM)

Operating expenses for Sprint ION in the 2000 first quarter reflect continued development and deployment activities including costs for network research and testing, systems and operations development, product development, and advertising. Depreciation and amortization expense increased due to a rapidly increasing asset base.

Other Ventures

The "other ventures" segment includes the operating results of the cable TV service operations of the broadband fixed wireless companies acquired in the second half of 1999.

The equity in losses of affiliates increased due to increased losses from Call-Net which include a restructuring charge in the 2000 first quarter.

Sprint PCS Group

                                    Quarters Ended
                                       March 31,
                                ----------------------
                                    2000      1999
------------------------------------------------------
                                      (millions)

Net operating revenues          $ 1,177    $   604
Operating expenses                1,779      1,431
------------------------------------------------------
Operating loss                  $  (602)   $  (827)
                                ----------------------

The PCS Group markets its products through multiple distribution channels, including its own retail stores as well as other retail outlets. Equipment sales to one retail chain and the subsequent service revenues generated by sales to its customers accounted for 25% of net operating revenues in the 2000 first quarter and 28% in the 1999 first quarter.

Net Operating Revenues

The PCS Group's net operating revenues include subscriber revenues and sales of handsets and accessory equipment. Subscriber revenues consist of monthly recurring charges and usage charges. Subscriber revenues increased 113% in the 2000 first quarter reflecting a 107% increase in the average number of customers. The PCS Group added 831,000 customers in the 2000 first quarter and ended the quarter with over 6.5 million customers in more than 300 metropolitan markets nationwide. Average monthly service revenue per user (ARPU) was $54 for the 2000 first quarter compared to $52 for the same 1999 period.

Revenues from sales of handsets and accessories were approximately 15% of net operating revenues in the 2000 first quarter and 20% in the 1999 first quarter. As part of the PCS Group's marketing plans, handsets are normally sold at prices below the PCS Group's cost.

Operating Expenses

The PCS Group's costs of services and products mainly include handset and accessory costs, switch and cell site expenses and other network-related costs. These costs increased 26% in the 2000 first quarter from the 1999 first quarter reflecting the significant growth in customers and expanded market coverage, partly offset by a reduction in handset unit costs.

SG&A expense mainly includes marketing costs to promote products and services as well as salary and benefit costs. SG&A expense increased 25% in the 2000 first quarter from the 1999 first quarter reflecting an expanded workforce to support subscriber growth and increased marketing and selling costs.

Depreciation and amortization expense consists mainly of depreciation of network assets and amortization of intangible assets. The intangible assets include goodwill, PCS licenses, customer base, microwave relocation costs and assembled workforce, which are being amortized over 30 months to 40 years.

Depreciation and amortization expense increased 21% in the 2000 first quarter from the 1999 first quarter reflecting amortization of intangible assets acquired in the Cox PCS purchase in the 1999 second quarter. It also reflects depreciation of the network assets placed in service during 2000 and 1999.

--------------------------------------------------------------------------------
Nonoperating Items
--------------------------------------------------------------------------------

Interest Expense

Sprint's effective interest rate on long-term debt was 6.9% in the 2000 first quarter and 7.2% in the 1999 first quarter. The decrease mainly reflects increased borrowings with lower interest rates.

Interest costs on short-term borrowings classified as long-term debt, deferred compensation plans and customer deposits have been excluded so as not to distort the effective interest rate on long-term debt.

Other Income, Net

Other income (expense) consisted of the following:

                                 Quarters Ended
                                    March 31,
                              ----------------------
                                  2000       1999
----------------------------------------------------
                                   (millions)

Dividend and interest income  $     7    $     8
Equity in net losses of
   affiliates                     (25)        (9)
Net gains from investments         26          -
Gain on sale of assets             28          -
Minority interest for Cox PCS       -         20
Other, net                         (8)        14
----------------------------------------------------
Total                         $    28    $    33
                              ----------------------

Net gains from investments are the result of the gain realized on the exchange of SBC Communications Inc. common stock for certain FON Group notes payable, partly offset by losses related to the sale of an investment. Gain on sale of assets is the result of the sale of certain PCS Group customers and associated network infrastructure.

Income Taxes

See Note 5 of Condensed Notes to Consolidated Financial Statements for information about the differences that caused the effective income tax rates to vary from the federal statutory rate for income taxes related to continuing operations.

Discontinued Operation, Net

As a result of Sprint's sale of its interest in Global One to FT and DT, Sprint's gain on sale and its equity share of the results of Global One have been reported as a discontinued operation for all periods presented.

Sprint recorded an after-tax gain related to the sale of its interest in Global One of $675 million in the first quarter of 2000. Sprint recorded after-tax losses related to its share of losses from Global One of $28 million in the first quarter of 1999.

Extraordinary Items, Net

In the 2000 first quarter, Sprint repaid, prior to scheduled maturities, $127 million of the PCS Group's notes payable to the FCC. These notes had an interest rate of 7.8%. This resulted in a $3 million after-tax extraordinary loss for the PCS Group.

In the 1999 first quarter, Sprint terminated some of the PCS Group's revolving credit facilities and repaid, prior to scheduled maturities, the related outstanding balance of $1.7 billion. These facilities had a weighted average interest rate equal to the London Inter-Bank Offered Rate plus 40 basis points. This resulted in a $21 million after-tax extraordinary loss for the PCS Group.

--------------------------------------------------------------------------------
Financial Condition
--------------------------------------------------------------------------------

                         March 31,      December 31,
                            2000            1999
-----------------------------------------------------
                               (millions)

Consolidated assets  $     38,714    $     39,250
                     --------------------------------

Consolidated assets decreased due to using most of the cash from the sale of the net assets of the Global One discontinued operation and the receipt of an income tax refund to repay debt. Consolidated assets also decreased due to the exchange of investments in equity securities for certain notes payable. Net property, plant and equipment increased $463 million in the 2000 first quarter reflecting capital expenditures to support the PCS network buildout and expansion, core long distance and local network enhancements, and Sprint ION development and hardware deployment. See "Liquidity and Capital Resources" for more information about changes in Sprint's Consolidated Balance Sheets.

--------------------------------------------------------------------------------
Liquidity and Capital Resources
--------------------------------------------------------------------------------

Operating Activities

                                Quarters Ended
                                   March 31,
                       -------------------------------
                             2000            1999
------------------------------------------------------
                                 (millions)
Cash flows provided
   by operating
   activities           $      930      $       357
                       -------------------------------

Operating cash flows increased $573 million mainly reflecting a $414 million income tax refund received in the 2000 first quarter and decreased operating losses for the PCS Group.

Investing Activities

                                Quarters Ended
                                  March 31,

                       -------------------------------
                             2000            1999
------------------------------------------------------
                                 (millions)
Cash flows used by
   investing
   activities           $      (56)    $    (1,472)
                       -------------------------------

In February 2000, Sprint received $1.4 billion from the sale of its interest in Global One. The proceeds were used to repay existing debt and fund the PCS Group's capital expenditures. The FON Group's capital expenditures totaled $758 million in the 2000 first quarter and $806 million in the 1999 first quarter. Long distance capital expenditures were incurred mainly to enhance network reliability, meet increased demand for data-related services and upgrade capabilities for providing new products and services. The local division incurred capital expenditures to accommodate access line growth and expand capabilities for providing enhanced services. Sprint ION capital expenditures were incurred for development and hardware deployment. PCS Group capital expenditures were $693 million in the 2000 first quarter and $512 million in the 1999 first quarter. Capital expenditures in both years were mainly for the continued buildout and expansion of the PCS network.

"Investments in affiliates, net" consisted of capital contributions to EarthLink and other affiliates accounted for using the equity method.

Financing Activities

                                Quarters Ended
                                  March 31,
                       -------------------------------
                             2000            1999
------------------------------------------------------
                                 (millions)
Cash flows provided
   (used) by
   financing
   activities           $     (744)    $        658
                       -------------------------------

Financing activities in the 2000 first quarter mainly reflect payments on long-term debt. Financing activities in the 1999 first quarter mainly reflect proceeds from common stock issuances.

Sprint paid cash dividends of $109 million in the 2000 first quarter and $104 million in the 1999 first quarter.

Capital Requirements

Sprint's 2000 investing activities, mainly consisting of capital expenditures and investments in affiliates, are expected to require cash of $7.7 to $8.3 billion. FON Group capital expenditures are expected to range between $4.0 and $4.3 billion. Including the investments in broadband fixed wireless facilities, Sprint ION is expected to require $900 million to $1 billion of this amount. PCS Group capital expenditures are expected to be between $2.9 and $3.1 billion. Additional funds will be required to fund the PCS Group's expected operating losses, working capital and debt service requirements. Investments in affiliates are expected to require cash of $800 to $900 million. Dividend payments are expected to total $450 million in 2000.

Sprint's tax sharing agreement provides for the allocation of income taxes between the FON Group and the PCS Group. Sprint expects the FON Group to continue to make significant payments to the PCS Group under this agreement because of expected PCS Group operating losses.

Liquidity

In July 1999, Sprint filed a shelf registration statement with the SEC covering $4.0 billion of senior unsecured debt securities to be used mainly to repay debt and for general purposes, including working capital requirements, acquisitions, and new capital investments. At March 31, 2000, Sprint had issued $750 million of these registered securities.

Borrowings during the remainder of 2000 will be allocated to the FON Group or the PCS Group based on their cash requirements.

Any borrowings Sprint may incur are ultimately limited by certain debt covenants. Sprint could borrow up to $13.8 billion at the end of March 2000 under the most restrictive of its debt covenants.

--------------------------------------------------------------------------------
Financial Strategies
--------------------------------------------------------------------------------

General Hedging Policies

Sprint selectively enters into interest rate swap and cap agreements to manage its exposure to interest rate changes on its debt. Sprint also enters into forward contracts and options in foreign currencies to reduce the impact of changes in foreign exchange rates. Sprint seeks to minimize counterparty credit risk through stringent credit approval and review processes, the selection of only the most creditworthy counterparties, continual review and monitoring of all counterparties, and thorough legal review of contracts. Sprint also controls exposure to market risk by regularly monitoring changes in foreign exchange and interest rate positions under normal and stress conditions to ensure they do not exceed established limits.

Sprint's derivative transactions are used for hedging purposes only and comply with Board-approved policies. Senior management receives frequent status updates of all outstanding derivative positions.

Interest Rate Risk Management

Sprint's interest rate risk management program focuses on minimizing exposure to interest rate movements, setting an optimal mixture of floating- and fixed-rate debt, and minimizing liquidity risk. Sprint uses simulation analysis to assess its interest rate exposure and establish the desired ratio of floating- and fixed-rate debt. To the extent possible, Sprint manages interest rate exposure and the floating-to-fixed ratio through its borrowings, but sometimes uses interest rate swaps and caps to adjust its risk profile.

Foreign Exchange Risk Management

Sprint's foreign exchange risk management program focuses on hedging transaction exposure to optimize consolidated cash flow. Sprint's main transaction exposure results from net payments made to overseas telecommunications companies for completing international calls made by Sprint's domestic customers. These international operations were not material to the consolidated financial position at March 31, 2000 or results of operations or cash flows for the quarter ended March 31, 2000. In addition, foreign currency transaction gains and losses were not material to Sprint's year-to-date 2000 results of operations. Sprint has not entered into any significant foreign currency forward contracts or other derivative instruments to hedge the effects of adverse fluctuations in foreign exchange rates. As a result, Sprint was not subject to material foreign exchange risk.

--------------------------------------------------------------------------------
Forward-looking Information
--------------------------------------------------------------------------------

Sprint includes certain estimates, projections and other forward-looking statements in its reports, in presentations to analysts and others, and in other publicly available material. Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

     - the effects of vigorous competition in the markets in which Sprint operates;

     - the costs and business risks related to entering and expanding new markets necessary to provide seamless services and new services;

     -    the ability of the PCS Group to continue to grow its market presence;

     -    the risks related to Sprint's investments in joint ventures;

     -    the impact of any unusual items resulting from ongoing evaluations of

          Sprint's business strategies;

     - regulatory risks, including the impact of the Telecommunications Act of 1996;

     -    unexpected results of litigation filed against Sprint;

     - uncertainties associated with the pending merger of Sprint and WorldCom;

     - the possibility of one or more of the markets in which Sprint competes being impacted by changes in political, economic or other factors such as monetary policy, legal and regulatory changes or other external factors over which Sprint has no control; and

     - other risks referenced from time to time in Sprint's filings with the Securities and Exchange Commission.

The words "estimate," "project," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are found throughout MD&A. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report. Sprint is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this report or unforeseen events.


COMBINED STATEMENTS OF OPERATIONS (Unaudited)                                                      Sprint FON Group
(millions, except per share data)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Quarters Ended March 31,                                                                 2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Net Operating Revenues                                                            $      4,397     $       4,107
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Operating Expenses
   Costs of services and products                                                        2,031             1,861
   Selling, general and administrative                                                   1,063             1,002
   Depreciation and amortization                                                           545               507
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
   Total operating expenses                                                              3,639             3,370
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Operating Income                                                                           758               737
Interest expense                                                                           (39)              (42)
Other income, net                                                                            7                 9
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Income from continuing operations before income taxes                                      726               704
Income tax expense                                                                        (281)             (270)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Income from Continuing Operations                                                          445               434
Discontinued operation, net                                                                675               (28)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Net Income                                                                               1,120               406
Preferred stock dividends received                                                           2                 2
------------------------------------------------- ------------- -- -------------- -- ------------- --- -------------
Earnings applicable to common stock                                               $      1,122     $         408
                                                                                  -- ------------- --- -------------
Diluted Earnings per Common Share(1)
   Continuing operations                                                          $       0.50     $        0.49
   Discontinued operation                                                                 0.75             (0.03)
--------------------------------------------------------------- -- -------------- -- ------------- --- -------------
Total                                                                             $       1.25     $        0.46
                                                                                  -- ------------- --- -------------
Diluted weighted average common shares(1)                                                894.7             880.9
                                                                                  -- ------------- --- -------------
Basic Earnings per Common Share(1)
   Continuing operations                                                          $       0.51     $        0.50
   Discontinued operation                                                                 0.77             (0.03)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Total                                                                             $       1.28     $        0.47
                                                                                  -- ------------- --- -------------
Basic weighted average common shares(1)                                                  875.6             863.2
                                                                                  -- ------------- --- -------------
Dividends per Common Share(1)                                                     $      0.125     $       0.125
                                                                                  -- ------------- --- -------------


(1) In the 1999 second quarter, Sprint effected a two-for-one stock split of its FON common stock. As a result, 1999 basic and diluted earnings per common share, weighted average common shares and dividends per common share have been restated for periods prior to the split.

       See accompanying Condensed Notes to Combined Financial Statements
                                  (Unaudited).


COMBINED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)                                            Sprint FON Group
(millions)
--------------------------------------------- ----------------- ----------------- ---------------- -----------------
Quarters Ended March 31,                                                               2000              1999
--------------------------------------------- ----------------- ----------------- ---------------- -----------------
Net Income                                                                        $     1,120      $        406
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Other Comprehensive Loss
Unrealized holding losses on securities                                                    (3)               (5)
Income tax benefit                                                                          1                 2
--------------------------------------------------------------- -- -------------- -- ------------- --- -------------
Net unrealized holding losses on securities
   during the period                                                                       (2)               (3)
Reclassification adjustment for gains
   included in net income                                                                 (32)                -
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Total other comprehensive loss                                                            (34)               (3)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Comprehensive Income                                                              $     1,086      $        403
                                                                                  -- ------------- --- -------------


       See accompanying Condensed Notes to Combined Financial Statements
                                  (Unaudited).


COMBINED BALANCE SHEETS                                                                                Sprint FON Group
(millions)
-------------------------------------------------------------------------------------------------------------------------
                                                                                         March 31,       December 31,
                                                                                            2000             1999
-------------------------------------------------------------------------------------------------------------------------
                                                                                        (Unaudited)
Assets
     Current assets
       Cash and equivalents                                                            $        195      $        104
       Accounts receivable, net of allowance for doubtful accounts
          of $210 and $228                                                                    2,867             2,836
       Inventories                                                                              430               441
       Prepaid expenses                                                                         288               251
       Receivables from the PCS Group                                                         1,152               136
       Investments in equity securities                                                           -               316
       Other                                                                                    137               198
-------------------------------------------------------------------------------------------------------------------------
       Total current assets                                                                   5,069             4,282
     Investments in securities                                                                  114               139
     Property, plant and equipment
       Long distance division                                                                 9,960             9,824
       Local division                                                                        16,141            15,828
       Other                                                                                  2,264             2,035
-------------------------------------------------------------------------------------------------------------------------
       Total property, plant and equipment                                                   28,365            27,687
       Accumulated depreciation                                                             (14,184)          (13,685)
-------------------------------------------------------------------------------------------------------------------------
       Net property, plant and equipment                                                     14,181            14,002
     Investments in and loans to the PCS Group                                                  432               431
     Investments in and advances to other affiliates                                            492               452
     Intangible assets
        Goodwill                                                                              1,213             1,223
        Other                                                                                   375               296
-------------------------------------------------------------------------------------------------------------------------
        Total intangible assets                                                               1,588             1,519
        Accumulated amortization                                                               (146)             (140)
-------------------------------------------------------------------------------------------------------------------------
        Net intangible assets                                                                 1,442             1,379
     Net assets of discontinued operation                                                         -               394
     Other                                                                                      736               724
-------------------------------------------------------------------------------------------------------------------------
    Total                                                                              $     22,466      $     21,803
                                                                                      -----------------------------------
Liabilities and Group Equity
     Current liabilities
       Current maturities of long-term debt                                             $        551     $        902
       Accounts payable                                                                        1,037            1,012
       Accrued interconnection costs                                                             578              683
       Accrued taxes                                                                             647              162
       Advance billings                                                                          319              323
       Payroll and employee benefits                                                             354              557
       Other                                                                                     684              662
-------------------------------------------------------------------------------------------------------------------------
       Total current liabilities                                                               4,170            4,301
     Long-term debt and capital lease obligations                                              4,183            4,531
     Deferred credits and other liabilities
       Deferred income taxes and investment tax credits                                        1,100              935
       Postretirement and other benefit obligations                                            1,067            1,064
       Other                                                                                     441              458
-------------------------------------------------------------------------------------------------------------------------
       Total deferred credits and other liabilities                                            2,608            2,457
     Group equity                                                                             11,505           10,514
-------------------------------------------------------------------------------------------------------------------------
    Total                                                                               $     22,466     $     21,803
                                                                                      -----------------------------------


       See accompanying Condensed Notes to Combined Financial Statements
                                  (Unaudited).


COMBINED STATEMENTS OF CASH FLOWS (Unaudited)                                                         Sprint FON Group
(millions)
------------------------------------------------------------------ ----------------- ----------------- ----------------
Quarters Ended March 31,                                                                   2000             1999
------------------------------------------------------------------ ----------------- ----------------- ----------------
Operating Activities
Net income                                                                            $    1,120       $      406
Adjustments to reconcile net income to net cash provided by operating activities:
     Discontinued operation, net                                                            (675)              28
     Equity in net losses of affiliates                                                       25                9
     Depreciation and amortization                                                           545              507
     Deferred income taxes and investment tax credits                                        238               24
     Changes in assets and liabilities:
       Accounts receivable, net                                                              (31)            (110)
       Inventories and other current assets                                                  (22)             (10)
       Accounts payable and other current liabilities                                        (82)              21
       Affiliate receivables and payables, net                                               (88)             (91)
       Noncurrent assets and liabilities, net                                                  5              (38)
     Other, net                                                                              (45)              (6)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Net cash provided by operating activities                                                    990              740
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Investing Activities
Capital expenditures                                                                        (758)            (806)
Investments in other affiliates, net                                                        (130)             (67)
Proceeds from sale of investment in Global One                                             1,403                -
Advances to the PCS Group                                                                 (1,014)               -
Repayments from Sprint PCS                                                                     -              134
Other, net                                                                                     -               (5)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Net cash used by investing activities                                                       (499)            (744)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Financing Activities
Allocation of long-term debt to the PCS Group                                                  -             (278)
Payments on long-term debt                                                                  (381)             (12)
Dividends paid                                                                              (105)            (100)
Proceeds from common stock issued                                                             36               72
Treasury stock purchased                                                                       -              (45)
Other, net                                                                                    50               18
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Net cash used by financing activities                                                       (400)            (345)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Increase (Decrease) in Cash and Equivalents                                                   91             (349)
Cash and Equivalents at Beginning of Period                                                  104              432
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Cash and Equivalents at End of Period                                                 $      195       $       83
                                                                                     --- ------------- -- -------------


       See accompanying Condensed Notes to Combined Financial Statements
                                  (Unaudited).

CONDENSED NOTES TO COMBINED FINANCIAL STATEMENTS
(Unaudited)                                                     Sprint FON Group

The information in this Form 10-Q has been prepared according to Securities and Exchange Commission (SEC) rules and regulations. In our opinion, the combined interim financial statements reflect all adjustments, consisting only of normal recurring accruals, needed to fairly present the FON Group's combined financial position, results of operations, cash flows and comprehensive income.

Certain information and footnote disclosures normally included in combined financial statements prepared according to accounting principles generally accepted in the United States have been condensed or omitted. As a result, you should read these financial statements along with Sprint Corporation's 1999 Form 10-K. Operating results for the 2000 year-to-date period do not necessarily represent the results that may be expected for the year ending December 31, 2000.

--------------------------------------------------------------------------------
1.   Merger
--------------------------------------------------------------------------------

In October 1999, Sprint announced a definitive merger agreement with WorldCom, Inc. (WorldCom). Under the agreement, each share of Sprint FON stock will be exchanged for $76 of WorldCom common stock, subject to a collar. In addition, each share of Sprint PCS stock will be exchanged for one share of a new WorldCom PCS tracking stock and 0.116025 shares of WorldCom common stock. The terms of the WorldCom PCS tracking stock will be equivalent to those of Sprint's PCS common stock and will track the performance of the company's personal communication services (PCS) business. Sprint and WorldCom shareholders have approved the merger. The merger is subject to approvals from the Federal Communications Commission, the Justice Department, various state government bodies and foreign regulatory authorities. The companies anticipate that the merger will close in the second half of 2000.

--------------------------------------------------------------------------------
2.   Basis of Combination and Presentation
--------------------------------------------------------------------------------

The PCS stock is intended to reflect the performance of Sprint's domestic wireless PCS operations. The FON stock is intended to reflect the performance of all of Sprint's other operations. The combined FON Group financial statements, together with the combined PCS Group financial statements, include all the accounts in Sprint's consolidated financial statements. The combined financial statements for each Group were prepared on a basis that management believes is reasonable and proper and include:

     - the combined historical balance sheets, results of operations and cash flows for each of the Groups, with all significant intragroup amounts and transactions eliminated,

     - an allocation of Sprint's debt, including the related effects on results of operations and cash flows, and

     -    an allocation of corporate overhead.

The FON Group entities are commonly controlled companies. Transactions between the PCS Group and the FON Group have not been eliminated in the combined financial statements of either Group.

The FON Group combined financial statements provide FON shareholders with financial information about the FON Group operations. Investors in FON stock and PCS stock are Sprint shareholders and are subject to risks related to all of Sprint's businesses, assets and liabilities. Sprint retains ownership and control of the assets and operations of each Group. Financial effects of either Group that affect Sprint's results of operations or financial condition could affect the results of operations or financial position of the other Group or the market price of the other Group's stock. Net losses of either Group, and dividends or distributions on, or repurchases of, PCS stock or FON stock, will reduce Sprint funds legally available for dividends on both Groups' stock. As a result, the FON Group combined financial statements should be read along with Sprint's consolidated financial statements and the PCS Group's combined financial statements.

The FON Group combined financial statements are prepared using accounting principles generally accepted in the United States. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

Certain prior-year amounts have been reclassified to conform to the current-year presentation. These reclassifications had no effect on the results of operations or group equity as previously reported.


Investments in entities in which the FON Group exercises significant influence, but does not control, are accounted for using the equity method (see Note 4).

--------------------------------------------------------------------------------
3.   Discontinued Operation
--------------------------------------------------------------------------------

In January 2000, Sprint reached a definitive agreement with France Telecom S.A.
(FT) and Deutsche Telekom AG (DT) to sell its interest in Global One. In February 2000, Sprint received $1.1 billion in cash and was repaid $276 million for advances for its entire stake in Global One.

The FON Group recorded an after-tax gain related to the sale of Sprint's interest in Global One of $675 million in the first quarter of 2000. The FON Group recorded after-tax losses related to its share of losses from Global One of $28 million in the first quarter of 1999.

--------------------------------------------------------------------------------
4.   Investments
--------------------------------------------------------------------------------

At the end of March 2000, investments accounted for using the equity method consisted of the FON Group's investments in EarthLink, Call-Net and other strategic investments. Combined, unaudited, summarized financial information (100% basis) of entities accounted for using the equity method was as follows:

                                    Quarters Ended
                                      March 31,
                                -----------------------
                                    2000       1999
-------------------------------------------------------
                                      (millions)
Results of operations
   Net operating revenues       $    481   $    397
                                -----------------------
   Operating loss               $    (60)  $    (32)
                                -----------------------
   Net loss                     $   (137)  $    (35)
                                -----------------------
Equity in net losses
   of affiliates                $    (25)  $     (9)
                                -----------------------

--------------------------------------------------------------------------------
5.   Income Taxes
--------------------------------------------------------------------------------

The differences that caused the FON Group's effective income tax rates to vary from the 35% federal statutory rate for income taxes related to continuing operations were as follows:

                                   Quarters Ended
                                     March 31,
                              -------------------------
                                  2000         1999
-------------------------------------------------------
                                     (millions)
Income tax expense at the
   federal statutory rate     $   254     $    246
Effect of:
   State income taxes, net
     of federal income tax         19           22
     effect
   Equity in losses of
     foreign joint ventures        10            1
   Goodwill amortization            2            -
   Other, net                      (4)           1
-------------------------------------------------------
Income tax expense            $   281     $    270
                              -------------------------
Effective income tax rate         38.7%        38.4%
                              -------------------------

--------------------------------------------------------------------------------
6.   Long-term Debt and Capital Lease Obligations
--------------------------------------------------------------------------------

During the 2000 first quarter, the FON Group's notes payable and commercial paper decreased $295 million. The FON Group used a portion of the proceeds from the sale of its interest in Global One to repay the borrowings.

In March 2000, the FON Group exchanged 6.6 million common shares of SBC Communications, Inc. for certain notes payable. The notes had a market value of $275 million on the maturity date and $316 million at year-end 1999. The notes had an interest rate of 8.3%.

--------------------------------------------------------------------------------
7.   Group Equity
--------------------------------------------------------------------------------

                                        Quarter Ended
                                          March 31,
                                             2000
-------------------------------------------------------
                                          (millions)

Beginning balance                    $      10,514
Net income                                   1,120
Dividends                                     (108)
Equity issued                                   48
Other, net                                     (69)
-------------------------------------------------------
Ending balance                       $      11,505
                                     ------------------

--------------------------------------------------------------------------------
8.   Litigation, Claims and Assessments
--------------------------------------------------------------------------------

FON shareholders are subject to all of the risks related to an investment in Sprint and the FON Group, including the effects of any legal proceedings and claims against the PCS Group.

Various suits arising in the ordinary course of business are pending against Sprint. Management cannot predict the final outcome of these actions but believes they will not be material to the FON Group's combined financial statement.

--------------------------------------------------------------------------------
9.   Segment Information
--------------------------------------------------------------------------------

The FON Group operates in five business segments, based on services and products: the long distance division, the local division, the product distribution and directory publishing businesses, activities to develop and deploy Sprint ION(SM) -- Integrated On-Demand Network, and other ventures.


Industry segment financial information was as follows:
-----------------------------------------------------------------------------------------------------------------------
                                                       Product                             Corporate
                             Long                    Distribution                             and           Sprint
Quarters Ended             Distance        Local     & Directory    Sprint      Other        Elim-           FON
March 31,                  Division      Division     Publishing      ION      Ventures     inations        Group
-----------------------------------------------------------------------------------------------------------------------
                                                                  (millions)
2000

Net operating revenues  $   2,737     $    1,432    $      454    $     1     $    18      $    (245)    $    4,397
Affiliated revenues            84             92           160          -           -           (245)            91
Operating income (loss)       431            416            67       (136)        (13)            (7)           758

1999

Net operating revenues  $   2,560     $    1,371    $      426    $     -     $     -      $    (250)    $    4,107
Affiliated revenues            63             72           174          -           -           (250)            59
Operating income (loss)       388            363            56        (52)         (6)           (12)           737
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
10.  Supplemental Cash Flows Information
--------------------------------------------------------------------------------
The FON  Group's  cash paid  (received)  for  interest  and income  taxes was as follows:

                                   Quarters Ended
                                     March 31,
                              -------------------------
                                  2000         1999
-------------------------------------------------------
                                     (millions)

Interest (net of capitalized
   interest)                  $      71   $      28
                              -------------------------
Income taxes                  $    (149)  $     185
                              -------------------------

The FON Group's noncash activities included the following:

                                   Quarters Ended
                                     March 31,
                              -------------------------
                                  2000         1999
-------------------------------------------------------
                                     (millions)

Debt redeemed with
   investments in equity
   securities                 $     275   $       -
                              -------------------------
Tax benefit from stock
   options exercised          $      51   $      51
                              -------------------------
Common stock issued under
   employee stock benefit
   plans                      $      16   $      24
                              -------------------------
Stock received for stock
   options exercised          $      13   $      23
                              -------------------------

--------------------------------------------------------------------------------
11.  Subsequent Events
--------------------------------------------------------------------------------

In April 2000, Sprint's Board of Directors declared dividends of 12.5 cents per share on the Sprint FON common stock and Class A common stock. Dividends will be paid June 30, 2000.

In May 2000, Sprint announced that it would purchase an additional 26 million shares of EarthLink, Inc. for $431 million. The purchase will increase the FON Group's interest in EarthLink, Inc. to 26.7%.

--------------------------------------------------------------------------------
12.  Recently Issued Accounting Pronouncement
--------------------------------------------------------------------------------

In December 1999, the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101). In March 2000, the SEC issued an amendment to SAB 101 which delayed the effective date for registrants with fiscal years that begin between December 12, 1999 and March 15, 2000. The effective date for Sprint will be for the quarter ending June 30, 2000. The deferral of telecommunication service activation fees and certain related costs are specifically addressed in SAB 101 and the FON Group is in the process of determining the impact of SAB 101 on its financial statements. Based on a preliminary analysis, SAB 101 is not expected to have a material impact on the FON Group's combined financial statements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS                   Sprint FON Group
--------------------------------------------------------------------------------
Recent Developments
--------------------------------------------------------------------------------

In October 1999, Sprint announced a definitive merger agreement with WorldCom, Inc. (WorldCom). Under the agreement, each share of Sprint FON stock will be exchanged for $76 of WorldCom common stock, subject to a collar. In addition, each share of Sprint PCS stock will be exchanged for one share of a new WorldCom PCS tracking stock and 0.116025 shares of WorldCom common stock. The terms of the WorldCom PCS tracking stock will be equivalent to those of Sprint's PCS common stock and will track the performance of the company's personal communication services business. Sprint and WorldCom shareholders have approved the merger. The merger is subject to approvals from the Federal Communications Commission (FCC), the Justice Department, various state government bodies and foreign regulatory authorities. The companies anticipate that the merger will close in the second half of 2000.

In January 2000, Sprint reached a definitive agreement with France Telecom S.A.
(FT) and Deutsche Telekom AG (DT) to sell its interest in Global One. In February 2000, Sprint received $1.1 billion in cash and was repaid $276 million for advances for its entire stake in Global One. The FON Group's equity share of the results of Global One has been reported as a discontinued operation for all periods presented.

--------------------------------------------------------------------------------
Sprint FON Group
--------------------------------------------------------------------------------

Core Businesses

Long Distance Division

The long distance division is the nation's third-largest long distance phone company. It operates a nationwide, all-digital long distance communications network that uses fiber-optic and electronic technology. The division mainly provides domestic and international voice, video and data communications services.

Local Division

The local division consists of regulated local phone companies serving more than
8.1 million access lines in 18 states. It provides local phone services, access by phone customers and other carriers to its local network, sales of telecommunications equipment, and long distance services within certain regional calling areas.

Product Distribution and Directory Publishing Businesses

The product distribution business provides wholesale distribution services of telecommunications products. The directory publishing business publishes and markets white and yellow page phone directories.

Sprint ION(SM)

Sprint is developing and deploying new integrated communications services, referred to as Sprint ION. Sprint ION extends Sprint's existing network capabilities to the customer and enables Sprint to provide the network infrastructure to meet customers' demands for advanced services including integrated voice, data, Internet and video. It is also expected to be the foundation for Sprint to provide new competitive local service. Beginning in 2000, the Sprint ION segment includes costs to develop high-speed data services and Sprint ION services for the Multipoint Multichannel Distribution Services broadband fixed wireless platform.

Other Ventures

The "other ventures" segment includes the cable TV service operations of the broadband fixed wireless companies acquired in the second half of 1999. This segment also includes the FON Group's investment in EarthLink, Inc., an Internet service provider; Call-Net, a long distance provider in Canada operating under the Sprint brand name; and certain other telecommunications investments and ventures. All of the investments and ventures are accounted for on the equity basis.

--------------------------------------------------------------------------------
Results of Operations
--------------------------------------------------------------------------------

Net operating revenues were $4.4 billion for the 2000 first quarter, an increase of 7% from $4.1 billion for the same 1999 period.

Net income was $1.1 billion for the 2000 first quarter compared to $406 million for the same 1999 period. Net income for the 2000 first quarter includes a $675 million gain related to the sale of the FON Group's interest in Global One. See
Note 3 of Notes to Combined Financial Statements.

Core Businesses

The FON Group's core businesses generated improved first quarter net operating revenues and operating income compared to the same 1999 period. Core businesses exclude results from Sprint ION and other ventures. First quarter 2000 long distance calling volumes increased 17% from the same 1999 period. Access lines served by the local division increased 5% during the past 12 months.

--------------------------------------------------------------------------------
Segmental Results of Operations
--------------------------------------------------------------------------------

Long Distance Division


                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                        Quarters Ended
                                                           March 31,                            Variance
                                               ----------------------------------    -------------------------------
                                                    2000              1999                $               %
---------------------------------------------- ---------------- ----------------- -- ------------- -----------------
                                                                   (millions)
Net operating revenues                         $     2,737      $     2,560       $       177             6.9%
---------------------------------------------- -- ------------- -- -------------- -- ------------- -----------------
Operating expenses
   Interconnection                                     964              943                21             2.2%
   Operations                                          434              349                85            24.4%
   Selling, general and administrative                 672              642                30             4.7%
   Depreciation and amortization                       236              238                (2)           (0.8)%
---------------------------------------------- -- ------------- -- -------------- -- -------------
Total operating expenses                             2,306            2,172               134             6.2%
---------------------------------------------- -- ------------- -- -------------- -- -------------
Operating income                               $       431      $       388       $        43            11.1%
                                               -- ------------- -- -------------- -- -------------
Operating margin                                      15.7%            15.2%
                                               -- ------------- -- --------------


Net Operating Revenues

Net operating revenues increased 7% in the 2000 first quarter from the same 1999 period. The increase mainly reflects strong data services revenue growth. Calling volumes increased 17%, but were largely offset by a more competitive pricing environment. Future revenue and operating income growth may be impacted by the continuing pricing pressures being experienced by the long distance division.

Business and Data Market

Business and data market revenues increased 11% in the 2000 first quarter from the same 1999 period. Data services showed strong growth because of continued demand and an increased use of the Internet.

Residential Market

Residential market revenues decreased 4% in the 2000 first quarter from the same 1999 period due to lower volumes and more competitive pricing in the international markets. Additionally, revenues decreased due to the loss of a major Local Exchange Carrier calling card contract. However, Sprint has entered into another calling card contract that will partially replace the lost revenues. Domestic residential calling volumes increased compared with the prior year period, but were partly offset by price reductions.

Wholesale Market

Wholesale market revenues increased 9% in the 2000 first quarter from the same 1999 period. Approximately one-third of the increase is the result of sales of capacity on Sprint's transoceanic cable in the 2000 first quarter. The remainder of the increase is primarily due to growth in private line services.

Interconnection Costs

Interconnection costs consist of amounts paid to local phone companies, other domestic service providers and foreign phone companies to complete calls made by the division's domestic customers. These costs increased 2% in the 2000 first quarter from the same 1999 period reflecting increased calling volumes and costs related to growth in non-minute driven revenues, partly offset by reductions in per-minute costs for both domestic and international access. The domestic rate reductions were generally due to FCC-mandated access rate reductions that took effect in July 1999. Lower international per minute costs reflect continued competition. Sprint expects government deregulation and competitive pressures to add to the trend of declining unit costs for international interconnection. Interconnection costs were 35.2% of net operating revenues in the 2000 first quarter compared to 36.8% for the same period a year ago.

Operations Expense

Operations expense includes costs to operate and maintain the long distance network and costs of equipment sales. It also includes costs to provide operator, public payphone and video teleconferencing services as well as telecommunications services for the hearing-impaired. Operations expense increased 24% in the 2000 first quarter from the same 1999 period mainly due to an increase in equipment sales. Operations expense was 15.9% of net operating revenues in the 2000 first quarter compared to 13.6% for the same period a year ago.

Selling, General and Administrative Expense

Selling, general and administrative (SG&A) expense increased 5% in the 2000 first quarter from the same 1999 period. This increase mainly reflects increased marketing and promotions in the business market. SG&A expense was 24.5% of net operating revenues in the 2000 first quarter compared to 25.1% for the same period a year ago.

Depreciation and Amortization Expense

Depreciation and amortization expense decreased 1% in the 2000 first quarter from the same period a year ago. This decrease was generally due to an adjustment to increase the depreciable lives of certain assets, largely offset by an increased asset base. Depreciation and amortization expense was 8.7% of net operating revenues in the 2000 first quarter compared to 9.3% for the 1999 first quarter.

Local Division


                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                       Quarters Ended
                                                          March 31,                             Variance
                                              -----------------------------------    -------------------------------
                                                    2000              1999                $               %
--------------------------------------------- ----------------- ----------------- -- ------------- -----------------
                                                                  (millions)
Net operating revenues                        $      1,432      $     1,371       $        61             4.4%
--------------------------------------------- --- ------------- -- -------------- -- -------------
Operating expenses
   Costs of services and products                      467              473                (6)           (1.3)%
   Selling, general and administrative                 270              275                (5)           (1.8)%
   Depreciation and amortization                       279              260                19             7.3%
--------------------------------------------- --- ------------- -- -------------- -- -------------
Total operating expenses                             1,016            1,008                 8             0.8%
--------------------------------------------- --- ------------- -- -------------- -- -------------
Operating income                              $        416      $       363       $        53            14.6%
                                              --- ------------- -- -------------- -- -------------
Operating margin                                      29.1%            26.5%
                                              --- ------------- -- --------------


Net Operating Revenues

Net operating revenues increased 4% in the 2000 first quarter from the same 1999 period. This increase mainly reflects customer access line growth and increased sales of network-based services such as Caller ID and Call Waiting. Customer access lines increased 5% during the past 12 months. Sales of network-based services increased due to strong demand for bundled services which combine local service, network-based features and long distance calling.

Local Service Revenues

Local service revenues, derived from local exchange services, grew 9% in the 2000 first quarter from the same 1999 period because of customer access line growth and strong demand for bundled services. Revenue growth also reflects increased sales of data products and revenues from maintaining customer wiring and equipment.

Network Access Revenues

Network access revenues, derived from long distance phone companies using the local network to complete calls, increased 7% in the 2000 first quarter from the same 1999 period. The 2000 first quarter revenues reflect a 9% increase in minutes of use, the continued implementation of local number portability charges and increased special access services. These increases were partly offset by FCC-mandated access rate reductions.

Toll Service Revenues

Toll service revenues are mainly derived from providing long distance services within specified regional calling areas, or LATAs, that are beyond the local calling area. These revenues decreased 23% in the 2000 first quarter from the same 1999 period, reflecting increased competition, which is expected to continue, in the intraLATA long distance market. The decrease also reflects the success of sales of bundled services which shift intraLATA customers to Sprint's long distance division. Despite the losses realized by the local division, Sprint's overall intraLATA long distance market share in the local division's territories has remained steady at approximately 65% from the 1999 first quarter to the 2000 first quarter.

Other Revenues

Other revenues decreased 12% in the 2000 first quarter from the same 1999 period mainly due to a decrease in equipment sales.

Costs of Services and Products

Costs of services and products includes costs to operate and maintain the local network and costs of equipment sales. These costs decreased 1% in the 2000 first quarter compared to the same 1999 period due to a decline in equipment sales and the success of cost control initiatives. Costs of services and products was 32.6% of net operating revenues in the 2000 first quarter compared to 34.5% for the same period a year ago.

Selling, General and Administrative Expense

SG&A expense decreased 2% in the 2000 first quarter compared to the same 1999 period. This decrease is mainly due to continued emphasis on cost control partly offset by increased customer service costs related to customer access line growth and increased marketing costs to promote core products and services. SG&A expense was 18.9% of net operating revenues in the 2000 first quarter compared to 20.1% for the same period a year ago.

Depreciation and Amortization Expense

Depreciation and amortization expense increased 7% in the 2000 first quarter compared to the same 1999 period, mainly because of increased capital expenditures in switching and transport technologies which have shorter asset lives. Depreciation and amortization expense was 19.4% of net operating revenues in the 2000 first quarter compared to 18.9% for the same period a year ago.

Product Distribution and Directory Publishing Businesses


                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                       Quarters Ended
                                                          March 31,                             Variance
                                              -----------------------------------    -------------------------------
                                                    2000              1999                $               %
--------------------------------------------- ----------------- ----------------- -- ------------- -----------------
                                                                  (millions)
Net operating revenues                        $        454      $       426       $      28               6.6%
--------------------------------------------- --- ------------- -- -------------- -- -------------
Operating expenses
   Costs of services and products                      351              334              17               5.1%
   Selling, general and administrative                  32               32               -                -
   Depreciation and amortization                         4                4               -                -
--------------------------------------------- --- ------------- -- -------------- -- -------------
Total operating expenses                               387              370              17               4.6%
--------------------------------------------- --- ------------- -- -------------- -- -------------
Operating income                              $         67      $        56       $      11              19.6%
                                              --- ------------- -- -------------- -- -------------
Operating margin                                      14.8%            13.1%
                                              --- ------------- -- --------------


Net operating revenues increased 7% in the 2000 first quarter compared to the same 1999 period. Nonaffiliated revenues accounted for over one-half of revenues in both the 2000 and 1999 first quarters. Nonaffiliated revenues increased 17% in the 2000 first quarter compared to the same 1999 period, but were partly offset by a decrease in product sales to affiliates. The increase in nonaffiliated revenues is mainly due to certain customers accelerating equipment purchases in the 2000 first quarter. The change in the mix of the local division's capital program to more electronics and software, which is more frequently purchased directly from manufacturers, caused the decline in affiliate sales.

Operating expenses increased 5% in the 2000 first quarter compared to the same 1999 period reflecting increased costs of services and products related to increased equipment sales.

Sprint ION(SM)

                                     Quarters Ended
                                        March 31,
                                 ------------------------
                                     2000        1999
---------------------------------------------------------
                                       (millions)

Net operating revenues           $       1   $       -
                                 ------------------------
Total operating expenses         $     137   $      52
                                 ------------------------
Operating loss                   $    (136)  $     (52)
                                 ------------------------

Operating expenses for Sprint ION in the 2000 first quarter reflect continued development and deployment activities including costs for network research and testing, systems and operations development, product development, and advertising. Depreciation and amortization expense increased to $26 million in the 2000 first quarter from $6 million for the same period a year ago due to a rapidly increasing asset base.

Other Ventures

                                  Quarters Ended
                                    March 31,
                              -----------------------
                                  2000        1999
-----------------------------------------------------
                                    (millions)

Net operating revenues        $    18     $     -
                              -----------------------
Total operating expenses      $    31     $     6
                              -----------------------
Operating loss                $   (13)    $    (6)
                              -----------------------
Equity in losses of
   affiliates                 $   (37)    $   (15)
                              -----------------------

This segment includes the operating results of the cable TV service operations of the broadband fixed wireless companies acquired in the second half of 1999.

The increase in equity in losses of affiliates reflects increased losses from Call-Net, which include a restructuring charge in the 2000 first quarter.

--------------------------------------------------------------------------------
Nonoperating Items
--------------------------------------------------------------------------------

Interest Expense, Net

The FON Group's effective interest rate on long-term debt was 7.6% in the 2000 first quarter and 8.0% in the 1999 first quarter. The decrease mainly reflects increased borrowings with lower interest rates.

Interest costs on short-term borrowings classified as long-term debt, intergroup borrowings, deferred compensation plans and customer deposits have been excluded so as not to distort the effective interest rate on long-term debt.

Interest expense on borrowings incurred by Sprint and allocated to the PCS Group is based on rates the PCS Group would be able to obtain from third parties as a direct or indirect wholly owned Sprint subsidiary, but without the benefit of any guaranty by Sprint or any member of the FON Group. The difference between Sprint's actual interest rates and the rates charged to the PCS Group is reflected as a reduction in the FON Group's interest expense. These reductions, which totaled $45 million in the 2000 first quarter and $30 million in the 1999 first quarter, have also been excluded in computing the effective interest rates above.

Other Income, Net

Other income (expense) consisted of the following:

                                   Quarters Ended
                                     March 31,
                               -----------------------
                                   2000        1999
------------------------------------------------------
                                     (millions)

Dividend and interest income   $    11     $     9
Equity in net losses of
affiliates                         (25)         (9)
Net gains from investments          26           -
Other, net                          (5)          9
------------------------------------------------------
Total                          $     7     $     9
                               -----------------------

Net gains from investments are the result of the gain realized on the exchange of SBC Communications Inc. common stock for certain FON Group notes payable, partly offset by losses related to the sale of an investment.

Income Taxes

See Note 5 of Condensed Notes to Combined Financial Statements for information about the differences that caused the effective income tax rates to vary from the federal statutory rate for income taxes related to continuing operations.

Discontinued Operation, Net

As a result of Sprint's sale of its interest in Global One to FT and DT, the FON Group's gain on sale and its equity share of the results of Global One have been reported as a discontinued operation for all periods presented.

The FON Group recorded an after-tax gain related to the sale of Sprint's interest in Global One of $675 million in the first quarter of 2000. The FON Group recorded after-tax losses related to its share of losses from Global One of $28 million in the first quarter of 1999.

--------------------------------------------------------------------------------
Financial Condition
--------------------------------------------------------------------------------

                           March 31,     December 31,
                             2000            1999
------------------------------------------------------
                                 (millions)

Combined assets       $      22,466    $    21,803
                      --------------------------------

See "Liquidity and Capital Resources" for information about changes in the Combined Balance Sheets.

--------------------------------------------------------------------------------
Liquidity and Capital Resources
--------------------------------------------------------------------------------

Operating Activities
                               Quarters Ended
                                  March 31,
                       -------------------------------
                             2000            1999
------------------------------------------------------
                                 (millions)
Cash flows provided
   by operating
   activities          $      990     $        740
                       -------------------------------

Operating cash flows increased $250 million mainly reflecting changes in cash flows related to income taxes and an increase in operating income, partly offset by an increase in working capital. In the 2000 first quarter, the FON Group received a $149 million income tax refund from the PCS Group in accordance with the tax sharing agreement. In the 1999 first quarter, the FON Group paid $185 million for income taxes.

Investing Activities

                                Quarters Ended
                                  March 31,
                       -------------------------------
                             2000            1999
------------------------------------------------------
                                 (millions)
Cash flows used by
   investing
   activities          $     (499)    $       (744)
                       -------------------------------

In February 2000, the FON Group received $1.4 billion from the sale of its investment in Global One. Most of the proceeds were advanced to the PCS Group and were used to fund its cash requirements. The remainder was used to repay existing FON Group debt.

Capital expenditures totaled $758 million in the 2000 first quarter and $806 million in the 1999 first quarter. Long distance capital expenditures were incurred mainly to enhance network reliability, meet increased demand for data-related services and upgrade capabilities for providing new products and services. The local division incurred capital expenditures to accommodate access line growth and expand capabilities for providing enhanced services. Sprint ION capital expenditures were incurred for development and hardware deployment.

Cash flows for the 1999 first quarter also include the repayment of loans made to Sprint PCS prior to the Sprint restructuring.

"Investments in other affiliates, net" includes the FON Group's investment in EarthLink and other affiliates accounted for using the equity method.

Financing Activities

                               Quarters Ended
                                  March 31,
                       -------------------------------
                             2000            1999
------------------------------------------------------
                                 (millions)

Cash flows used by
   financing
   activities          $     (400)    $       (345)
                       -------------------------------

Financing activities in the 2000 first quarter mainly reflect payments on long-term debt. Financing activities in the 1999 first quarter mainly reflect net debt allocated to the PCS Group of $278 million.

The FON Group paid cash dividends of $105 million in the 2000 first quarter compared to $100 million in the 1999 first quarter.

Capital Requirements

The FON Group's 2000 investing activities, mainly consisting of capital expenditures and investments in affiliates, are expected to require cash of $4.6 to $5.0 billion. FON Group capital expenditures are expected to range between $4.0 and $4.3 billion in 2000. The long distance and local divisions will require the majority of this total. Including the investments in broadband fixed wireless facilities, Sprint ION is expected to require $900 million to $1 billion for capital expenditures in 2000. Investments in affiliates are expected to require cash of $600 to $700 million. Dividend payments are expected to total $435 million.

Sprint's tax sharing agreement provides for the allocation of income taxes between the FON Group and the PCS Group. Sprint expects the FON Group to continue to make significant payments to the PCS Group under this agreement because of expected PCS Group operating losses.

Liquidity

See Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity" for a discussion of liquidity.

--------------------------------------------------------------------------------
Financial Strategies
--------------------------------------------------------------------------------

Financial strategies are determined by Sprint on a centralized basis. See Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Strategies."

--------------------------------------------------------------------------------
Forward-looking Information
--------------------------------------------------------------------------------

See Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations--Forward-looking Information" for a discussion of forward-looking information.


COMBINED STATEMENTS OF OPERATIONS (Unaudited)                                                      Sprint PCS Group
(millions, except per share data)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Quarters Ended March 31,                                                                 2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Net Operating Revenues                                                            $      1,177     $         604
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Operating Expenses
   Costs of services and products                                                          903               717
   Selling, general and administrative                                                     455               365
   Depreciation and amortization                                                           421               349
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
   Total operating expenses                                                              1,779             1,431
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Operating Loss                                                                            (602)             (827)
Interest expense                                                                          (220)             (151)
Other income, net                                                                           26                26
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Loss before income taxes and extraordinary items                                          (796)             (952)
Income tax benefit                                                                         286               347
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Loss before Extraordinary Items                                                           (510)             (605)
Extraordinary items, net                                                                    (3)              (21)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Net Loss                                                                                  (513)             (626)
Preferred stock dividends                                                                   (4)               (4)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Loss applicable to common stock                                                   $       (517)    $        (630)
                                                                                  -- ------------- --- -------------
Basic and Diluted Loss per Common Share(1)
   Continuing operations                                                          $      (0.54)    $       (0.71)
   Extraordinary items                                                                     -               (0.02)
--------------------------------------------- --- ------------- -- -------------  -- ------------- --- -------------
Total                                                                             $      (0.54)    $       (0.73)
                                                                                  -- ------------- --- -------------
Basic and diluted weighted average common shares(1)                                      956.3             863.4
                                                                                  -- ------------- --- -------------


(1) In February 2000, Sprint effected a two-for-one stock split of its PCS common stock. As a result, 1999 basic and diluted loss per common share and weighted average common shares have been restated.

       See accompanying Condensed Notes to Combined Financial Statements
                                  (Unaudited).


COMBINED STATEMENTS OF COMPREHENSIVE LOSS (Unaudited)                                              Sprint PCS Group
(millions)
--------------------------------------------- ----------------- ----------------- ---------------- -----------------
Quarters Ended March 31,                                                               2000              1999
--------------------------------------------- ----------------- ----------------- ---------------- -----------------
Net Loss                                                                          $      (513)     $       (626)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Other Comprehensive Income
Unrealized holding gains on securities                                                      3                 -
Income tax expense                                                                         (1)                -
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Net unrealized holding gains on securities                                                  2                 -
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Total other comprehensive income                                                            2                 -
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Comprehensive Loss                                                                $      (511)     $       (626)
                                                                                  -- ------------- --- -------------


       See accompanying Condensed Notes to Combined Financial Statements
                                  (Unaudited).


COMBINED BALANCE SHEETS                                                                                Sprint PCS Group
(millions)
-------------------------------------------------------------------------------------------------------------------------
                                                                                         March 31,       December 31,
                                                                                            2000             1999
-------------------------------------------------------------------------------------------------------------------------
                                                                                        (Unaudited)
Assets
    Current assets
      Cash and equivalents                                                             $         55      $         16
      Accounts receivable, net of allowance for doubtful
        accounts of $57                                                                         573               572
      Inventories                                                                               320               336
      Prepaid expenses                                                                          123                89
      Current tax benefit receivable from the FON Group                                         447               293
      Other                                                                                       -                 9
-------------------------------------------------------------------------------------------------------------------------
      Total current assets                                                                    1,518             1,315
    Property, plant and equipment
      Network equipment                                                                       6,186             5,817
      Construction work in progress                                                           1,729             1,692
      Buildings and leasehold improvements                                                    1,340             1,235
      Other                                                                                     693               667
-------------------------------------------------------------------------------------------------------------------------
      Total property, plant and equipment                                                     9,948             9,411
      Accumulated depreciation                                                               (1,664)           (1,415)
-------------------------------------------------------------------------------------------------------------------------
      Net property, plant and equipment                                                       8,284             7,996
    Intangible assets
      Goodwill                                                                                4,530             4,522
      PCS licenses                                                                            3,060             3,060
      Customer base                                                                             735               726
      Microwave relocation costs                                                                398               377
      Other                                                                                      45                54
-------------------------------------------------------------------------------------------------------------------------
      Total intangible assets                                                                 8,768             8,739
      Accumulated amortization                                                                 (681)             (551)
-------------------------------------------------------------------------------------------------------------------------
      Net intangible assets                                                                   8,087             8,188
    Other                                                                                       423               425
-------------------------------------------------------------------------------------------------------------------------
    Total                                                                              $     18,312      $     17,924
                                                                                      -----------------------------------
Liabilities and Group Equity    Current liabilities
       Current maturities of long-term debt                                             $         58     $        185
       Accounts payable                                                                          430              450
       Construction obligations                                                                  951            1,039
       Accrued taxes                                                                             137              130
       Accrued interest                                                                          239              120
       Payables to the FON Group                                                               1,152              136
       Other                                                                                     486              518
-------------------------------------------------------------------------------------------------------------------------
       Total current liabilities                                                               3,453            2,578
    Long-term debt and capital lease obligations                                              11,070           11,304
    Deferred credits and other liabilities
       Deferred income taxes                                                                     644              582
       Other                                                                                     156              140
-------------------------------------------------------------------------------------------------------------------------
      Total deferred credits and other liabilities                                               800              722
    Group equity                                                                               2,989            3,320
-------------------------------------------------------------------------------------------------------------------------
    Total                                                                               $     18,312     $     17,924
                                                                                      -----------------------------------


       See accompanying Condensed Notes to Combined Financial Statements
                                  (Unaudited).


COMBINED STATEMENTS OF CASH FLOWS (Unaudited)                                                         Sprint PCS Group
(millions)
------------------------------------------------------------------ ----------------- ----------------- ----------------
Quarters Ended March 31,                                                                   2000             1999
------------------------------------------------------------------ ----------------- ----------------- ----------------
Operating Activities
Net loss                                                                              $     (513)      $     (626)
Adjustments to reconcile net loss to net cash used by operating activities:
     Depreciation and amortization                                                           421              349
     Deferred income taxes                                                                    60               64
     Extraordinary items, net                                                                  3               21
     Changes in assets and liabilities:
         Accounts receivable, net                                                             (1)             (50)
         Inventories and other current assets                                                (18)             (69)
         Accounts payable and other current liabilities                                       53               97
         Current tax benefit receivable from the FON Group                                  (154)            (265)
         Receivables from and payables to the FON Group, net                                  88               91
         Noncurrent assets and liabilities, net                                               17              (10)
     Other, net                                                                              (16)              26
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Net cash used by operating activities                                                        (60)            (372)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Investing Activities
Capital expenditures                                                                        (693)            (512)
Proceeds from sale of assets                                                                 122                -
Purchase of PrimeCo Hawaii                                                                     -              (82)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Net cash used by investing activities                                                       (571)            (594)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Financing Activities
Proceeds from long-term debt                                                                   -            1,980
Payments on long-term debt                                                                  (370)          (1,958)
Dividends paid                                                                                (4)              (4)
Proceeds from common stock issued                                                             30              842
Advances from the FON Group                                                                1,014                -
Other, net                                                                                     -               (2)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Net cash provided by financing activities                                                    670              858
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Increase (Decrease) in Cash and Equivalents                                                   39             (108)
Cash and Equivalents at Beginning of Period                                                   16              173
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Cash and Equivalents at End of Period                                                 $       55       $       65
                                                                                     --- ------------- -- -------------


       See accompanying Condensed Notes to Combined Financial Statements
                                  (Unaudited).

CONDENSED NOTES TO COMBINED FINANCIAL
STATEMENTS (Unaudited)                                          Sprint PCS Group


The information in this Form 10-Q has been prepared according to Securities and Exchange Commission (SEC) rules and regulations. In our opinion, the combined interim financial statements reflect all adjustments, consisting only of normal recurring accruals, needed to fairly present the PCS Group's combined financial position, results of operations, cash flows and comprehensive loss.

Certain information and footnote disclosures normally included in combined financial statements prepared according to accounting principles generally accepted in the United States have been condensed or omitted. As a result, you should read these financial statements along with Sprint Corporation's 1999 Form 10-K. Operating results for the 2000 year-to-date period do not necessarily represent the results that may be expected for the year ending December 31, 2000.

--------------------------------------------------------------------------------
1.   Merger
--------------------------------------------------------------------------------

In October 1999, Sprint announced a definitive merger agreement with WorldCom, Inc. (WorldCom). Under the agreement, each share of Sprint FON stock will be exchanged for $76 of WorldCom common stock, subject to a collar. In addition, each share of Sprint PCS stock will be exchanged for one share of a new WorldCom PCS tracking stock and 0.116025 shares of WorldCom common stock. The terms of the WorldCom PCS tracking stock will be equivalent to those of Sprint's PCS common stock and will track the performance of the company's personal communication services (PCS) business. Sprint and WorldCom shareholders have approved the merger. The merger is subject to approvals from the Federal Communications Commission (FCC), the Justice Department, various state government bodies and foreign regulatory authorities. The companies anticipate that the merger will close in the second half of 2000.

--------------------------------------------------------------------------------
2.   Basis of Combination and Presentation
--------------------------------------------------------------------------------

The PCS stock is intended to reflect the performance of Sprint's domestic wireless PCS operations. The FON stock is intended to reflect the performance of all of Sprint's other operations.

The combined PCS Group financial statements, together with the combined FON Group financial statements, include all the accounts in Sprint's consolidated financial statements. The combined financial statements for each Group were prepared on a basis that management believes is reasonable and proper and include:

     - the combined historical balance sheets, results of operations and cash flows for each of the Groups, with all significant intragroup amounts and transactions eliminated,

     - an allocation of Sprint's debt, including the related effects on results of operations and cash flows, and

     -    an allocation of corporate overhead.

The PCS Group entities are commonly controlled companies and are wholly owned by Sprint. Transactions between the PCS Group and the FON Group have not been eliminated in the combined financial statements of either Group.

The PCS Group combined financial statements provide PCS shareholders with financial information about the PCS Group operations. Investors in FON stock and PCS stock are Sprint shareholders and are subject to risks related to all of Sprint's businesses, assets and liabilities. Sprint retains ownership and control of the assets and operations of each Group. Financial effects of either Group that affect Sprint's results of operations or financial condition could affect the results of operations or financial position of the other Group or the market price of the other Group's stock. Net losses of either Group, and dividends or distributions on, or repurchases of, PCS stock or FON stock, will reduce Sprint funds legally available for dividends on both Groups' stock. As a result, the PCS Group combined financial statements should be read along with Sprint's consolidated financial statements and the FON Group's combined financial statements.

The PCS Group combined financial statements are prepared using accounting principles generally accepted in the United States. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

Certain prior-year amounts have been reclassified to conform to the current-year presentation. These reclassifications had no effect on the results of operations or group equity as previously reported.

--------------------------------------------------------------------------------
3.   Income Taxes
--------------------------------------------------------------------------------

The differences that caused the PCS Group's effective income tax rates to vary from the 35% federal statutory rate for income taxes related to continuing operations were as follows:

                                  Quarters Ended
                                     March 31,
                              -------------------------
                                  2000         1999
-------------------------------------------------------
                                     (millions)

Income tax benefit at the
   federal statutory rate     $  (279)    $    (333)
Effect of:
   State income taxes, net
     of federal income tax
     effect                       (17)          (19)
   Goodwill amortization           10             7
   Other, net                       -            (2)
-------------------------------------------------------
Income tax benefit            $  (286)    $    (347)
                              -------------------------
Effective income tax rate         35.9%        36.4%
                              -------------------------

--------------------------------------------------------------------------------
4.   Long-term Debt and Capital Lease Obligations
--------------------------------------------------------------------------------

During the 2000 first quarter, the PCS Group's notes payable and commercial paper decreased $193 million. The PCS Group used advances from the FON Group to repay the borrowings.

In the 2000 first quarter, Sprint repaid, prior to scheduled maturities, $127 million of the PCS Group's notes payable to the FCC. These notes had an interest rate of 7.8%. This resulted in a $3 million after-tax extraordinary loss.

--------------------------------------------------------------------------------
5.   Group Equity
--------------------------------------------------------------------------------

                                        Quarter Ended
                                          March 31,
                                             2000
-------------------------------------------------------
                                          (millions)

Beginning balance                    $       3,320
Net loss                                      (513)
Dividends                                       (4)
Common stock issued                             65
Other, net                                     121
-------------------------------------------------------
Ending balance                       $       2,989
                                     ------------------

--------------------------------------------------------------------------------
6.   Litigation, Claims and Assessments
--------------------------------------------------------------------------------

PCS shareholders are subject to all of the risks related to an investment in Sprint and the PCS Group, including the effects of any legal proceedings and claims against the FON Group.

Various suits arising in the ordinary course of business are pending against Sprint. Management cannot predict the final outcome of these actions but believes they will not be material to the PCS Group's combined financial statements.

--------------------------------------------------------------------------------
7.   Supplemental Cash Flows Information
--------------------------------------------------------------------------------

The PCS Group's cash paid (received) for interest and income taxes was as follows:

                                  Quarters Ended
                                     March 31,
                              -------------------------
                                  2000         1999
-------------------------------------------------------
                                     (millions)

Interest (net of capitalized
   interest)                  $      44   $      85
                              -------------------------
Income taxes                  $    (265)  $    (164)
                              -------------------------

The PCS Group's noncash activities included the following:

                                   Quarters Ended
                                     March 31,
                              -------------------------
                                  2000         1999
-------------------------------------------------------
                                     (millions)

Common stock issued under
   employee stock benefit
   plans                      $      33   $       -
                              -------------------------
Tax benefit from stock
   option exercises           $      30   $       -
                              -------------------------
Stock received for stock
   options exercised          $       6   $       -
                              -------------------------
Capital lease obligations     $       -   $      46
                              -------------------------

--------------------------------------------------------------------------------
8.   Recently Issued Accounting Pronouncement
--------------------------------------------------------------------------------

In December 1999, the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101). In March 2000, the SEC issued an amendment to SAB 101 which delayed the effective date for registrants with fiscal years that begin between December 12, 1999 and March 15, 2000. The effective date for Sprint will be for the quarter ending June 30, 2000. The deferral of telecommunication service activation fees and certain related costs are specifically addressed in SAB 101 and the PCS Group is in the process of determining the impact of SAB 101 on its financial statements. Based on a preliminary analysis, SAB 101 is not expected to have a material impact on the PCS Group's combined financial statements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS                   Sprint PCS Group


--------------------------------------------------------------------------------
Recent Developments
--------------------------------------------------------------------------------

In October 1999, Sprint announced a definitive merger agreement with WorldCom, Inc.(WorldCom). Under the agreement, each share of Sprint FON stock will be exchanged for $76 of WorldCom common stock, subject to a collar. In addition, each share of Sprint PCS stock will be exchanged for one share of a new WorldCom PCS tracking stock and 0.116025 shares of WorldCom common stock. The terms of the WorldCom PCS tracking stock will be equivalent to those of Sprint PCS stock and will track the performance of the company's personal communication services
(PCS) business. Sprint and WorldCom shareholders have approved the merger. The merger is subject to approvals from the Federal Communications Commission (FCC), the Justice Department, various state government bodies and foreign regulatory authorities. The companies anticipate that the merger will close in the second half of 2000.

--------------------------------------------------------------------------------
Sprint PCS Group
--------------------------------------------------------------------------------

The PCS Group includes Sprint's domestic wireless PCS operations. It operates the only 100% digital PCS wireless network in the United States with licenses to provide service nationwide using a single frequency and a single technology. At the end of March 2000, the PCS Group operated PCS systems in more than 300 metropolitan markets, including the 50 largest U.S. metropolitan areas. The PCS Group has licenses to serve more than 270 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. The service offered by the PCS Group and its affiliates now reaches more than 190 million people. The PCS Group provides nationwide service through:

     -    operating its own digital network in major U.S. metropolitan areas,

     - affiliating with other companies, mainly in and around smaller U.S. metropolitan areas,

     - roaming on other providers' analog cellular networks using dual-band/dual-mode handsets, and

     - roaming on other providers' digital PCS networks that use code division multiple access.

The wireless industry typically generates a higher number of subscriber additions and handset sales in the fourth quarter of each year compared to the remaining quarters. This is due to the use of retail distribution, which is dependent on the holiday shopping season; the timing of new products and service introductions; and aggressive marketing and sales promotions.

--------------------------------------------------------------------------------
Results of Operations
--------------------------------------------------------------------------------


                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                        Quarters Ended
                                                           March 31,                            Variance
                                               ----------------------------------    -------------------------------
                                                    2000              1999                $               %
---------------------------------------------- ---------------- ----------------- -- ------------- -----------------
                                                                   (millions)
Net operating revenues                         $    1,177       $      604        $       573            94.9%
---------------------------------------------- -- ------------- -- -------------- -- -------------
Operating expenses

   Costs of services and products                     903              717                186            25.9%
   Selling, general and administrative                455              365                 90            24.7%
   Depreciation and amortization                      421              349                 72            20.6%
---------------------------------------------- -- ------------- -- -------------- -- -------------
Total operating expenses                            1,779            1,431                348            24.3%
---------------------------------------------- -- ------------- -- -------------- -- -------------
Operating loss                                 $     (602)      $     (827)       $       225            27.2%
                                               -- ------------- -- -------------- -- -------------
Operating loss before depreciation and
   amortization                                $     (181)      $     (478)       $       297            62.1%
                                               -- ------------- -- -------------- -- -------------


The PCS Group markets its products through multiple distribution channels, including its own retail stores as well as other retail outlets. Equipment sales to one retail chain and the subsequent service revenues generated by sales to its customers accounted for 25% of net operating revenues in the 2000 first quarter and 28% in the 1999 first quarter.

Net Operating Revenues

Net operating revenues include subscriber revenues and sales of handsets and accessory equipment. Subscriber revenues consist of monthly recurring charges and usage charges. Subscriber revenues increased 113% in the 2000 first quarter mainly reflecting a 107% increase in the average number of customers. The PCS Group added 831,000 customers in the 2000 first quarter and ended the quarter with over 6.5 million customers in more than 300 metropolitan markets nationwide. Average monthly service revenue per user (ARPU) was $54 for the 2000 first quarter compared to $52 for the same 1999 period.

Customer churn rates have improved from the 1999 first quarter and are currently in the low-3% range. The improvement reflects increased services and the success of several churn reduction initiatives implemented in the second half of 1999.

Revenues from sales of handsets and accessories were approximately 15% of net operating revenues in the 2000 first quarter and 20% in the 1999 first quarter. As part of the PCS Group's marketing plans, handsets are normally sold at prices below the PCS Group's cost.

Operating Expenses

Costs of services and products mainly include handset and accessory costs, switch and cell site expenses and other network-related costs. These costs increased 26% in the 2000 first quarter from the 1999 first quarter reflecting the significant growth in customers and expanded market coverage, partly offset by a reduction in handset unit costs.

Selling, general and administrative (SG&A) expense mainly includes marketing costs to promote products and services as well as salary and benefit costs. SG&A expense increased 25% in the 2000 first quarter from the 1999 first quarter reflecting an expanded workforce to support subscriber growth and increased marketing and selling costs.

Acquisition costs per gross customer addition, including equipment subsidies and marketing costs, have improved from the high-$400 range in the 1999 first quarter to the high-$300 range in 2000. Lower handset unit costs and scale benefits from greater customer additions have contributed to the improvement.

Cash costs per user (CCPU) consists of costs of service revenues, service delivery and other general and administrative costs. CCPU decreased more than 30% in the 2000 first quarter from the 1999 first quarter. The improvements reflect successful expense management and scale benefits resulting from the increased customer base.

Depreciation and amortization expense consists mainly of depreciation of network assets and amortization of intangible assets. The intangible assets include goodwill, PCS licenses, customer base, microwave relocation costs and assembled workforce, which are being amortized over 30 months to 40 years.

Depreciation and amortization expense increased 21% in the 2000 first quarter from the 1999 first quarter mainly reflecting amortization of intangible assets acquired in the Cox PCS purchase in the 1999 second quarter. It also reflects depreciation of the network assets placed in service during 2000 and 1999.

--------------------------------------------------------------------------------
Nonoperating Items
--------------------------------------------------------------------------------

Interest Expense

The PCS Group's effective interest rate on long-term debt was 8.6% for both the 2000 and 1999 first quarters. Interest costs on short-term borrowings classified as long-term debt and intergroup borrowings have been excluded so as not to distort the PCS Group's effective interest rate on long-term debt.

Interest expense on borrowings incurred by Sprint and allocated to the PCS Group is based on rates the PCS Group would be able to obtain from third parties as a direct or indirect wholly owned Sprint subsidiary, but without the benefit of any guaranty by Sprint or any member of the FON Group. The PCS Group's interest expense includes $45 million in the 2000 first quarter and $30 million in the 1999 first quarter resulting from the difference between Sprint's actual interest rates and the rates charged to the PCS Group. These costs are reflected in the effective interest rates above.

Other Income, Net

Other income mainly includes a gain on the sale of customers and associated network infrastructure of $28 million in the 2000 first quarter. Other income for the 1999 first quarter primarily includes minority interest in Cox PCS of $20 million.

Income Taxes

See Note 3 of Condensed Notes to Combined Financial Statements for the differences that caused the effective income tax rates to vary from the federal statutory rate for income taxes related to continuing operations.

Extraordinary Items, Net

In the 2000 first quarter, Sprint repaid, prior to scheduled maturities, $127 million of the PCS Group's notes payable to the FCC. These notes had an interest rate of 7.8%. This resulted in a $3 million after-tax extraordinary loss.

In the 1999 first quarter, Sprint terminated some of the PCS Group's revolving credit facilities and repaid, prior to scheduled maturities, the related outstanding balance of $1.7 billion. These facilities had a weighted average interest rate equal to the London Inter-Bank Offered Rate plus 40 basis points. This resulted in a $21 million after-tax extraordinary loss.

--------------------------------------------------------------------------------
Financial Condition
--------------------------------------------------------------------------------
                          March 31,      December 31,
                             2000            1999
------------------------------------------------------
                                (millions)

Combined assets       $      18,312   $     17,924
                      --------------------------------

Net property, plant and equipment increased $288 million since year-end mainly reflecting capital expenditures to support the PCS network buildout and expansion, partly offset by year-to-date depreciation.

Sprint's tax sharing agreement provides for the allocation of income taxes between the FON Group and the PCS Group. The current tax benefit receivable from the FON Group increased $154 million reflecting the PCS Group's 2000 year-to-date current income tax benefit recognized, offset by payments from the FON Group during the period.

--------------------------------------------------------------------------------
Liquidity and Capital Resources
--------------------------------------------------------------------------------

Operating Activities

                               Quarters Ended
                                  March 31,
                       -------------------------------
                             2000            1999
------------------------------------------------------
                                 (millions)

Cash flows used by
   operating
   activities          $      (60)    $       (372)
                       -------------------------------

Cash flows used by operating activities decreased $312 million in the 2000 first quarter primarily reflecting decreased operating losses for the PCS Group.

Investing Activities

                               Quarters Ended
                                  March 31,
                       -------------------------------
                             2000            1999
------------------------------------------------------
                                 (millions)

Cash flows used by
   investing
   activities          $     (571)    $       (594)
                       -------------------------------

Capital expenditures, which are the PCS Group's largest investing activity, totaled $693 million in the 2000 first quarter, compared to $512 million in the 1999 first quarter. Capital expenditures in both years were mainly for the buildout and expansion of the PCS network. In the 2000 first quarter, the PCS Group sold a portion of its customer base and the associated network infrastructure to an affiliate for $122 million. In the 1999 first quarter, the PCS Group purchased PCS operations in Hawaii for $82 million.

Financing Activities

                               Quarters Ended
                                  March 31,
                       -------------------------------
                             2000            1999
------------------------------------------------------
                                 (millions)

Cash flows provided
   by financing
   activities          $     670      $      858
                       -------------------------------

In the 2000 first quarter, financing activities reflect advances from the FON Group used mainly to fund capital expenditures and repay existing debt. In the 1999 first quarter, the PCS Group received $842 million of net proceeds from PCS common stock issuances. The proceeds were used mainly to fund capital requirements and operating losses.

Capital Requirements

The PCS Group's 2000 investing activities, mainly consisting of capital expenditures and investments in affiliates, are expected to be between $3.1 and $3.3 billion. Additional funds will be required to fund expected operating losses, working capital and debt service requirements of the PCS Group. Investments in affiliates are expected to require cash of $200 million.

PCS preferred stock dividend payments are expected to total $15 million in 2000, including payments to the FON Group for its preferred intergroup interest.

Liquidity

See Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity" for a discussion of liquidity.

--------------------------------------------------------------------------------
Financial Strategies
--------------------------------------------------------------------------------

Financial strategies are determined by Sprint on a centralized basis. See Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Strategies."

--------------------------------------------------------------------------------
Forward-looking Information
--------------------------------------------------------------------------------

See Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations--Forward-looking Information" for a discussion of forward-looking information.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the merger of WorldCom and Sprint under the purchase method of accounting. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The pro forma condensed combined financial statements do not purport to represent what the results of operations or financial position of WorldCom would actually have been if the merger had in fact occurred on such dates, nor do they purport to project the results of operations or financial position of WorldCom for any future period or as of any date, respectively.

Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, including estimated fees and expenses related to the merger, over the net assets acquired is classified as goodwill on the accompanying unaudited pro forma condensed combined balance sheet. The estimated fair values and useful lives of assets acquired and liabilities assumed are based on a preliminary valuation and are subject to final valuation adjustments which may cause some of the intangibles to be amortized over a shorter life than the goodwill amortization period of 20 years. WorldCom intends to undertake a study to determine the allocation of the total purchase price to the various assets acquired, including in-process research and development, and the liabilities assumed. WorldCom's management currently believes that amounts allocated to goodwill will be amortized over a life not to exceed 25 years while other intangibles may be amortized over shorter periods, which would reduce net income reported by WorldCom.

The unaudited pro forma condensed combined balance sheet as of March 31, 2000 was prepared by combining the balance sheet at March 31, 2000 for WorldCom with the balance sheet at March 31, 2000 for Sprint, giving effect to the merger as though it had been completed on March 31, 2000.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2000 and for the year ended December 31, 1999, were prepared by combining WorldCom's statement of operations for the three months ended March 31, 2000 and for the year ended December 31, 1999, respectively, with Sprint's statement of operations for the three months ended March 31, 2000 and for the year ended December 31, 1999, respectively, giving effect to the merger as though it had occurred on January 1, 1999. This unaudited pro forma condensed combined financial data does not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the Sprint merger.

The consolidated historical financial statements of Sprint as of and for the three months ended March 31, 2000, are derived from unaudited consolidated financial statements contained in this Current Report on Form 8-K. The consolidated historical finanical statements of Sprint for the year ended December 31, 1999 are derived from the audited financial statements contained in WorldCom's Current Report on Form 8-K-2 dated April 11, 2000, which is incorporated by reference herein. The consolidated financial statements of WorldCom for the three months ended March 31, 2000 and the year ended December 31, 1999, are contained in WorldCom's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000 and WorldCom's Annual Report on Form 10-K for the year ended December 31, 1999, respectively, which reports are incorporated by reference herein.

You should read the financial information in this section along with WorldCom's and Sprint's historical consolidated financial statements and accompanying notes incorporated by reference or contained in this Current Report on Form 8-K.

            UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (1)

                              As of March 31, 2000
                                 (In millions)


                                                      WORLDCOM        SPRINT                             WORLDCOM
                                                     HISTORICAL     HISTORICAL       PRO FORMA          PRO FORMA
                                                        (2)            (2)          ADJUSTMENTS          COMBINED
                                                     ----------     ----------      -----------         ---------
Current assets .....................................   $11,110        $ 4,988        $   --              $ 16,098
Property, plant and equipment, net .................    30,909         22,432            --                53,341
Goodwill and PCS licenses, net .....................    42,865          8,406(3)       (8,406)(3)         150,467
                                                                                      107,602 (3)

Other intangibles, net .............................     4,304          1,123            --                 5,427
Other assets .......................................     5,324          1,765            --                 7,089
                                                       -------        -------        --------            --------

          Total assets .............................   $94,512        $38,714        $ 99,196            $232,422
                                                       =======        =======        ========            ========

Current liabilities ................................   $17,654        $ 5,992        $   --              $ 23,646
Long-term debt .....................................    13,514         15,099            --                28,613
Other liabilities ..................................     6,612          3,390            --                10,002
Minority interests .................................     2,882           --              --                 2,882
Mandatorily redeemable preferred stock .............       798             10             (10)(4)             808
                                                                                           10 (5)

Shareholders' equity
     Preferred stock ...............................      --             --              --                  --
     Common stock ..................................        29           --                15 (5)              44
     Class A common stock ..........................      --              216            (216)(4)            --
     FON common stock ..............................      --            1,581          (1,581)(4)            --
     PCS common stock ..............................      --              915            (915)(4)             958
                                                                                          958 (5)

     PCS preferred stock ...........................      --              247            (247)(4)             247
                                                                                          247 (5)
Paid in capital ....................................    52,340          8,756          (8,756)(4)         164,539
                                                                                      112,199 (5)
Retained earnings ..................................       356          2,458          (2,458)(4)             356
Other ..............................................       327             50             (50)(4)             327
                                                                                           -- (5)
                                                       -------        -------        --------            --------

          Total shareholders' equity ...............    53,052         14,223          99,196             166,471
                                                       -------        -------        --------            --------

          Total liabilities and shareholders' equity   $94,512        $38,714        $ 99,196            $232,422
                                                       =======        =======        ========            ========


The accompanying notes are an integral part of this statement.

       UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (1)

                   For the Three Months Ended March 31, 2000
                      (In millions, except per share data)


                                               SPRINT                                   SPRINT                      WORLDCOM
                                 WORLDCOM       FON                      WORLDCOM        PCS                          PCS
                                HISTORICAL   HISTORICAL    PRO FORMA    PRO FORMA     HISTORICAL     PRO FORMA     PRO FORMA
                                   (2)          (2)       ADJUSTMENTS    COMBINED        (2)        ADJUSTMENTS     COMBINED
                                ----------   ----------   -----------   ---------     ----------    -----------    ---------
Revenues                          $ 9,978      $ 4,397    $  (133)(6)   $ 14,242        $1,177        $  --         $ 1,177
Operating expenses:
     Line costs                     4,092        2,031       (133)(6)      5,990           903           --             903
     Selling, general and
          administrative            2,299        1,063          --         3,362           455           --             455
Goodwill and PCS licenses
     amortization                     311           10        (10)(9)      1,052             47           (47)(9)       604
                                                              741 (8)                                     604 (8)
Depreciation and other
     amortization                     836          535       --            1,371            374          --             374
                                  -------      -------    -------       --------        ------        -------       -------

Operating income (loss)             2,440          758       (731)         2,467           (602)         (557)       (1,159)
Other income (expense):
     Interest expense                (218)         (39)      --             (257)          (220)         --            (220)
     Other                            111            7       --              118             26          --              26
                                  -------      -------    -------       --------        ------        -------       -------

Income (loss) before income
     taxes and minority
     interests                      2,333          726       (731)         2,328           (796)         (557)       (1,353)
Provision (benefit) for
     income taxes                     953          281       --            1,234           (286)         --            (286)
                                  -------      -------    -------       --------        ------        -------       -------

Income (loss) before
     minority interests             1,380          445       (731)         1,094           (510)         (557)       (1,067)
Minority interests                    (79)        --         --              (79)          --            --            --
                                  -------      -------    -------       --------        ------        -------       -------

Income (loss) before dis-
     continued operations
     and extraordinary items        1,301          445       (731)         1,015           (510)         (557)       (1,067)
Distributions on subsidiary
     trust mandatorily
     redeemable preferred
     securities                        16         --         --               16           --            --            --
Preferred dividend
     requirements                       1           (2)      --               (1)             4          --               4
                                  -------      -------    -------       --------        ------        -------       -------

Net income (loss) applicable
     to common shareholders
     before discontinued
     operations and extra-
     ordinary items               $ 1,284      $   447    $  (731)      $  1,000        $ (514)       $  (557)      $(1,071)
                                  =======      =======    =======       ========        ======        =======       =======

Weighted average number
     of shares issued and
     outstanding:
          Basic:                    2,852          876      1,508          4,360           956            956           956
                                  =======      =======    =======       ========        ======        =======       =======
          Diluted                   2,921          895      1,538          4,459           956            956           956
                                  =======      =======    =======       ========        ======        =======       =======

Earnings (loss) per share (10):
          Basic                   $  0.45      $  0.51                  $   0.23        $(0.54)                     $ (1.12)
                                  =======      =======                  ========        ======                      =======
          Diluted                 $  0.44      $  0.50                  $   0.22        $(0.54)                     $ (1.12)
                                  =======      =======                  ========        ======                      =======




                                  INTERGROUP         WORLDCOM
                                 ELIMINATIONS      CONSOLIDATED
                                 ------------      ------------
Revenues                          $   (95)(7)       $ 15,324
Operating expenses:
     Line costs                       (95)(7)          6,798
     Selling, general and
          administrative             --                3,817
Goodwill and PCS licenses
     amortization                    --                1,656

Depreciation and other
     amortization                    --                1,745
                                  -------           --------

Operating income (loss)              --                1,308
Other income (expense):
     Interest expense                   5 (7)           (472)
     Other                             (5)(7)            139
                                  -------           --------

Income (loss) before income
     taxes and minority
     interests                       --                  975
Provision (benefit) for
     income taxes                    --                  948
                                  -------           --------

Income (loss) before
     minority interests              --                   27
Minority interests                   --                  (79)
                                  -------           --------

Income (loss) before dis-
     continued operations
     and extraordinary items         --                  (52)
Distributions on subsidiary
     trust mandatorily
     redeemable preferred
     securities                      --                   16
Preferred dividend
     requirements                    --                    3
                                  -------           --------

Net income (loss) applicable
     to common shareholders
     before discontinued
     operations and extra-
     ordinary items               $  --             $    (71)
                                  =======           ========

Weighted average number
     of shares issued and
     outstanding:
          Basic:

          Diluted


Earnings (loss) per share (10):
          Basic

          Diluted



The accompanying notes are an integral part of this statement.

       UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (1)

                      For the Year Ended December 31, 1999
                      (In millions, except per share data)


                                                  SPRINT                               SPRINT                  WORLDCOM
                                  WORLDCOM         FON                     WORLDCOM     PCS                      PCS
                                 HISTORICAL     HISTORICAL    PRO FORMA    PRO FORMA HISTORICAL    PRO FORMA   PRO FORMA
                                    (2)            (2)       ADJUSTMENTS   COMBINED     (2)       ADJUSTMENTS  COMBINED
                                 ----------     ----------   -----------   --------- ----------   -----------  ---------
Revenues                          $ 37,120       $ 17,016    $  (536)(6)   $ 53,600    $ 3,180    $  --         $ 3,180
Operating expenses:
     Line costs                     15,951          7,724       (536)(6)     23,139      3,150       --           3,150
     Selling, general and
          administrative             8,935          4,233       --           13,168      1,744       --           1,744
Goodwill and PCS licenses
     amortization                    1,207             42        (42)(9)      4,172        184       (184)(9)     2,416
                                                               2,965(8)                             2,416 (8)
Depreciation and other
     amortization                    3,147          2,087       --            5,234      1,339       --           1,339
In-process research and
     development and other
     charges                            (8)          --         --               (8)      --         --            --
                                  --------       --------    -------       --------    -------    -------       -------
Operating income (loss)              7,888          2,930     (2,923)         7,895     (3,237)    (2,232)       (5,469)
Other income (expense):
     Interest expense                 (966)          (182)      --           (1,148)      (698)      --            (698)
     Other                             242             49       --              291         46       --              46
                                  --------       --------    -------       --------    -------    -------       -------

Income (loss) before income
     taxes and minority
     interests                       7,164          2,797     (2,923)         7,038     (3,889)    (2,232)       (6,121)
Provision (benefit) for
     income taxes                    2,965          1,061       --            4,026     (1,388)      --          (1,388)
                                  --------       --------    -------       --------    -------    -------       -------

Income (loss) before
     minority interests              4,199          1,736     (2,923)         3,012     (2,501)    (2,232)       (4,733)
Minority interests                     186           --         --              186        (20)      --             (20)
                                  --------       --------    -------       --------    -------    -------       -------

Income (loss) before dis-
     continued operations
     and extraordinary items         4,013          1,736     (2,923)         2,826     (2,481)    (2,232)       (4,713)
Distributions on subsidiary
     trust mandatorily
     redeemable preferred
     securities                         63           --         --               63       --         --            --
Preferred dividend
     requirements                        9             (7)      --                2         15       --              15
                                  --------       --------    -------       --------    -------    -------       -------

Net income (loss) applicable
     to common shareholders
     before discontinued
     operations and extra-
     ordinary items               $  3,941       $  1,743    $(2,923)      $  2,761    $(2,496)   $(2,232)      $(4,728)
                                  ========       ========    =======       ========    =======    =======       =======

Weighted average number
     of shares issued and
     outstanding:
          Basic:                     2,821            868      1,492          4,313        920        920           920
                                  ========       ========    =======       ========    =======    =======       =======
          Diluted                    2,925            887      1,522          4,447        920        920           920
                                  ========       ========    =======       ========    =======    =======       =======

Earnings (loss) per share (10):
          Basic                   $   1.40       $   2.01                  $   0.64    $ (2.71)                 $ (5.14)
                                  ========       ========                  ========    =======                  =======
          Diluted                 $   1.35       $   1.97                  $   0.62    $ (2.71)                 $ (5.14)
                                  ========       ========                  ========    =======                  =======


                                    INTERGROUP      WORLDCOM
                                   ELIMINATIONS   CONSOLIDATED
                                   ------------   ------------
Revenues                           $  (268)(7)      $ 56,512
Operating expenses:
     Line costs                       (268)(7)        26,021
     Selling, general and
          administrative              --              14,912
Goodwill and PCS licenses
     amortization                     --               6,588

Depreciation and other
     amortization                     --               6,573
In-process research and
     development and other
     charges                          --                  (8)
                                   -------          --------
Operating income (loss)               --               2,426
Other income (expense):
     Interest expense                   20(7)         (1,826)
     Other                             (20)(7)           317
                                   -------          --------

Income (loss) before income
     taxes and minority
     interests                        --                 917
Provision (benefit) for
     income taxes                     --               2,638
                                   -------          --------

Income (loss) before
     minority interests               --              (1,721)
Minority interests                    --                 166
                                   -------          --------

Income (loss) before dis-
     continued operations
     and extraordinary items          --              (1,887)
Distributions on subsidiary
     trust mandatorily
     redeemable preferred
     securities                       --                  63
Preferred dividend
     requirements                     --                  17
                                   -------          --------

Net income (loss) applicable
     to common shareholders
     before discontinued
     operations and extra-
     ordinary items                $  --            $ (1,967)
                                   =======          ========

Weighted average number
     of shares issued and
     outstanding:
          Basic:

          Diluted


Earnings (loss) per share (10):
          Basic

          Diluted



The accompanying notes are an integral part of this statement.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. The unaudited pro forma financial data do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger. WorldCom is in the process of developing its plan to integrate the operations of Sprint which may include exit costs. As a result of this plan, a charge, or increase to purchase cost, which may be material but which cannot be quantified at the date of this Current Report on Form 8-K, is expected to be recognized in the period in which such exit plan has been approved by the appropriate level of management. Furthermore, the unaudited pro forma financial data do not reflect any expense of intangible assets attributable to the value of any in-process research and development projects of Sprint at the time of the merger. However, WorldCom intends to undertake a study to determine the allocation of the total purchase price to the various assets acquired, including in-process research and development, and the liabilities assumed. To the extent that a portion of the purchase price is allocated to in-process research and development projects of Sprint, a charge would be recognized in the period in which the merger occurs. The unaudited pro forma financial data are not necessarily indicative of the operating results or financial position that would have occurred had the merger been completed at the dates indicated, nor are they necessarily indicative of future operating results or financial position. The purchase accounting adjustments made in connection with the development of the unaudited pro forma condensed combined financial statements are preliminary and have been made solely for purposes of developing such pro forma financial information.

2. These columns represent historical results of operations and financial position.

     In November 1998, Sprint stockholders approved the formation of the Sprint FON Group and the Sprint PCS Group and the creation of the Sprint FON common stock and the Sprint PCS common stock. The Sprint PCS common stock was designed to reflect the performance of Sprint's domestic wireless personal communication services (PCS) operations. The Sprint FON common stock was designed to reflect the performance of all other Sprint operations.

The following table presents a reconciliation of Sprint's consolidated results of operations for the three months ended March 31, 2000 (in millions):


                                                                 SPRINT     SPRINT
                                                                  FON        PCS       INTERGROUP       SPRINT
                                                                 GROUP      GROUP     ELIMINATIONS   CONSOLIDATED
                                                                -------    --------   ------------   ------------
Revenues                                                        $ 4,397     $ 1,177       $(95)         $ 5,479
Line costs                                                        2,031         903        (95)           2,839
Selling, general and administrative                               1,063         455        --             1,518
Goodwill and PCS licenses amortization                               10          47        --                57
Depreciation and other amortization                                 535         374        --               909
                                                                -------     -------       ----          -------
Operating income (loss)                                             758        (602)       --               156
                                                                -------     -------       ----          -------
Other income (expense):
     Interest expense                                               (39)       (220)         5             (254)
     Other                                                            7          26         (5)              28
                                                                -------     -------       ----          -------
Income (loss) before income taxes                                   726        (796)       --               (70)
Provision (benefit) for income taxes                                281        (286)       --                (5)
                                                                -------     -------       ----          -------
Income (loss) before discontinued operations and
     extraordinary items                                            445        (510)       --               (65)
Preferred dividends                                                  (2)          4        --                 2
                                                                -------     -------       ----          -------
Net income (loss) applicable to common shareholders
     before discontinued operations and extraordinary
     items                                                      $   447     $  (514)      $--           $   (67)
                                                                =======     =======       ====          =======


The following table presents a reconciliation of Sprint's consolidated results of operations for the year ended December 31, 1999 (in millions):


                                                                 SPRINT     SPRINT
                                                                  FON        PCS       INTERGROUP       SPRINT
                                                                 GROUP      GROUP     ELIMINATIONS   CONSOLIDATED
                                                                -------    --------   ------------   ------------
Revenues                                                        $ 17,016    $ 3,180       $(268)       $ 19,928
Line costs                                                         7,724      3,150        (268)         10,606
Selling, general and administrative                                4,233      1,744        --             5,977
Goodwill and PCS licenses amortization                                42        184        --               226
Depreciation and other amortization                                2,087      1,339        --             3,426
                                                                --------    -------       -----        --------
Operating income (loss)                                            2,930     (3,237)       --              (307)
                                                                --------    -------       -----        --------
Other income (expense):
     Interest expense                                               (182)      (698)         20            (860)
     Other                                                            49         46         (20)             75
                                                                --------    -------       -----        --------
Income (loss) before income taxes and minority interests           2,797     (3,889)       --            (1,092)
Provision (benefit) for income taxes                               1,061     (1,388)       --              (327)
Minority interests                                                  --           20        --                20
                                                                --------    -------       -----        --------
Income (loss) before discontinued operations and
     extraordinary items                                           1,736     (2,481)       --              (745)
Preferred dividends                                                   (7)        15        --                 8
                                                                --------    -------       -----        --------

Net income (loss) applicable to common shareholders
     before discontinued operations and extraordinary
     items                                                      $  1,743    $(2,496)      $--          $   (753)
                                                                ========    =======       =====        ========


3. This adjustment reflects the excess of consideration over net assets acquired. The following is a calculation (in millions, except per share data):

 Sprint FON common stock outstanding at March 31, 2000 .......................         790
 Shares issuable upon conversion of Sprint FT/DT class A stock outstanding at March 31, 2000 (represents the right to one
  share of Sprint series 3 FON common stock) .................................          86
 Shares issuable upon conversion of Sprint first and second series
  preferred stock ............................................................           2
                                                                                 ---------
 Sprint FON common stock assumed outstanding at March 31,
  2000 .......................................................................         878
 Assumed FON exchange ratio per share ........................................      1.5960
                                                                                 ---------
 WorldCom group common stock assumed to be issuable for Sprint FON
  common stock ...............................................................       1,401
                                                                                 ---------
Sprint PCS common stock outstanding at March 31, 2000                                  915
Shares issuable upon conversion of Sprint FT/DT class A stock outstanding at March 31, 2000 (represents the right to one-
  half share of one share of Sprint series 3 PCS common stock) ...............          43
Shares issuable upon conversion of Sprint seventh series
  preferred stock ............................................................          16
Shares issuable upon conversion of Sprint first and second series
  preferred stock ............................................................           1
                                                                                 ---------
 Sprint PCS common stock assumed outstanding at March 31, 2000 ...............         975

 PCS exchange ratio per share ................................................    0.116025
                                                                                 ---------
 WorldCom group common stock assumed to be issuable for Sprint PCS
  common stock ...............................................................         113
                                                                                 ---------
 Total WorldCom group common stock assumed to be issuable ....................       1,514


 WorldCom group common stock assumed average price based on the
  WorldCom Common Stock average closing price before and after
  the merger was announced ...................................................   $ 47.6181
                                                                                 ---------
                                                                                 $  72,094

 Fair value of FON options ...................................................       2,600
                                                                                 ---------
                                                                                    74,694
                                                                                 ---------
 Total WorldCom PCS group common stock assumed to be issuable ................         975
 WorldCom PCS group common stock assumed average price based on the average closing price of Sprint series 1 PCS common stock
  before and after the merger was announced ..................................   $  37.235
                                                                                 ---------
                                                                                 $  36,304

 Fair value of PCS options ...................................................       2,171
                                                                                 ---------
                                                                                    38,475

 Estimated transaction costs .................................................         250
                                                                                 ---------
 Total consideration .........................................................     113,419
 Elimination of Sprint's historical goodwill and PCS licenses at
  March 31, 2000 .............................................................       8,406
 Historical net book value at March 31, 2000 of Sprint net
  assets acquired ............................................................     (14,223)
                                                                                 ---------

 Excess of consideration over net assets acquired ............................   $ 107,602
                                                                                 =========


     The determination of the fair value for Sprint capital stock has been based upon the assumed FON exchange ratio. The actual FON exchange ratio may vary as described in Current Report on Form 8-K-1 dated April 11, 2000 (filed April 11, 2000)(File No. 0-11258) and incorporated by reference in this Current Report Form 8-K. For securities other than the Sprint FON common stock and the Sprint PCS common stock, their fair values were determined based upon the securities into which they convert.

     The total consideration will be allocated to the assets and liabilities of Sprint based on their estimated fair values. The excess of consideration over the historical book value of Sprint's net assets acquired has been preliminarily allocated to goodwill. A final allocation of the purchase price to the assets acquired and liabilities assumed of Sprint is dependent upon valuations and studies that have not progressed to a stage where there is sufficient information to make such an allocation in the accompanying pro forma financial information. These valuations are expected to be completed around the effective date of the merger. WorldCom's management believes the consideration in excess of the historical book value of Sprint's net assets acquired primarily comprises goodwill and other intangible assets. To the extent that a portion of the purchase price is allocated to in-process research and development projects for which technological feasibility has not been established and the technology has no future alternative use, a charge would be recognized in the period in which the merger occurs (See Note 1).

     Additionally, the merger agreement provides that, in several circumstances, WorldCom or Sprint may be required to pay the other party a termination fee of $2.5 billion. If such a payment is made it would be reflected in the financial statements in the period in which such an event occurs. Concurrent with the merger agreement the companies have also entered into various commercial agreements enabling Sprint to purchase WorldCom's international communications products and services, providing for the purchase by the parties of local access and transport services from each other and allowing WorldCom to offer Sprint's PCS services. The accounting for those relationships will be reflected in the operations of the respective company when the services are provided and disclosed, if material, in the footnotes to the financial statements. Before the execution of the merger agreement, Sprint entered into contingency employment and non-compete agreements with certain key employees that provide various benefits, including compensation payments if employment is involuntarily terminated following a change of control. A change of control is deemed to occur if a third party acquires 20% or more of the outstanding voting stock of Sprint or if there is a change of a majority of the Sprint board of directors within a two-year period. Amounts contingently payable under these agreements not currently reflected in the pro forma data could approximate $100 million. Should these amounts become payable, the amounts would be included in the allocation of the purchase price.

4. These adjustments represent the elimination of Sprint's shareholders' equity accounts and the Sprint first series preferred stock and the Sprint second series preferred stock.

5.   These adjustments represent the issuance of:

     (a) approximately 1,514 million shares of WorldCom group common stock at an assumed FON exchange ratio of 1.5960 shares of WorldCom group common stock for each share of Sprint FON common stock outstanding and each share of Sprint FT/DT class A stock outstanding, 0.116025 shares of WorldCom group common stock for each share of Sprint PCS common stock outstanding and 0.0580125 shares of WorldCom group common stock for each share of Sprint FT/DT class A stock outstanding. The actual FON exchange ratio may vary as described in WorldCom's Current Report on Form 8-K-1 dated April 11, 2000 (filed April 11, 2000)
          (File No. 0-11258) and incorporated by reference in this Current Report on Form 8-K.

     (b) approximately 958 million shares of WorldCom PCS group common stock for the shares of Sprint PCS common stock outstanding and one-half of a share of WorldCom PCS group common stock for each share of Sprint FT/DT class A stock outstanding.

     (c) approximately 95 shares of WorldCom series 5 preferred stock for the shares of Sprint fifth series preferred stock outstanding.

     (d) approximately 247,000 shares of WorldCom series 7 preferred stock for the shares of Sprint seventh series preferred stock outstanding.

6. These estimated adjustments eliminate the revenues and corresponding line costs attributable to the intercompany transactions between WorldCom and Sprint.

7. These adjustments eliminate the intergroup transactions between Sprint's FON and PCS groups.

8. This entry reflects the adjustment to amortization for the effect of the excess of consideration over net assets acquired in the merger. For purposes of the unaudited pro forma condensed combined financial statements, the excess consideration has been amortized over an estimated life of 20 years. WorldCom's management currently believes that amounts allocated to goodwill will be amortized over a life not to exceed 25 years while other intangible assets may be amortized over shorter periods, consequently reducing net income reported by WorldCom. Assuming an estimated useful life of 10 years, each $1 billion of consideration allocated to intangible assets other than goodwill would have the effect of decreasing net income by approximately $12 million annually. A final determination of the lives attributable to the intangible assets has not yet been made (See Note 1). As discussed in Note 3, a portion of the excess consideration may be allocated to in-process research and development projects. To the extent amounts are allocated to in-process research and development projects, pro forma amortization expense would be ratably reduced accordingly. For example, if $500 million were allocated to in-process research and development projects, it would have the effect of increasing net income in subsequent periods by approximately $25 million.

     Excess consideration and the related amortization expense was allocated between Sprint's FON and PCS groups based upon the amount of consideration to be issued to each group and their respective net assets at March 31, 2000. Additionally, since the value of WorldCom group common stock to be exchanged for Sprint FON common stock is subject to a collar, the final determination of the value of WorldCom group common stock to be exchanged may not be known until completion of the merger. However, any impact on the total consideration exchanged for the shares of Sprint FON common stock due to a movement of the WorldCom common stock price outside the collar described below is not expected to significantly impact the purchase price. For purposes of the unaudited pro forma condensed combined financial statements, the total consideration and related amortization is based upon a value of $76.00 per share for each share of Sprint FON common stock exchanged, which represents the value of the WorldCom group common stock to be exchanged if the average closing price of WorldCom common stock is greater than $41.4350 and less than $53.9007 before the completion of merger. If the average closing price per share of WorldCom common stock equals or exceeds $53.9007, the FON exchange ratio will be 1.4100; and if it equals or is less than $41.4350, the FON exchange ratio will be 1.8342.

9. These entries represent the estimated elimination of Sprint's historical goodwill and PCS licenses amortization.

10. Pro forma per share data are based on the number of shares of WorldCom common and common equivalent shares that would have been outstanding had the merger occurred on January 1, 1999.

                                 EXHIBIT INDEX


Exhibit No.    Description of Exhibit
-----------    ----------------------

2.1 Amended and Restated Agreement and Plan of Merger dated as of March 8, 2000, between WorldCom, Inc. and Sprint Corporation filed as Annex 1 to the Proxy Statement/Prospectus dated March 9, 2000 included in WorldCom's Registration statement on Form S-4, Registration No. 333-90421 and incorporated herein by reference*

99.1 WorldCom, Inc. financial statements and related notes as of and for the three months ended March 31, 2000 (incorporated herein by reference to WorldCom's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000 (File No. 0-11258))

99.2 WorldCom, Inc. financial statements and related notes as of and for the year ended December 31, 1999 (incorporated herein by reference to WorldCom's Annual Report on Form 10-K for the period ended December 31, 1999 (File No. 0-11258))

99.3 Sprint Corporation financial statements and related notes as of and for the year ended December 31, 1999 (incorporated herein by reference to WorldCom's Current Report on Form 8-K-2 dated
               April 11, 2000 (File No. 0-11258))

* The Registrant hereby agrees to furnish supplementally a copy of omitted schedules to this Agreement to the Securities and Exchange Commission upon its request.